TRUST INDENTURE

DATED AS OF THE 26TH DAY OF FEBRUARY, 2009

BETWEEN

ENDEAVOUR SILVER CORP.

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

PROVIDING FOR THE ISSUE OF DEBENTURES

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(continued)

-ii-

 (continued)

-iii-

 (continued)

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          THIS INDENTURE made as of the 26th day of February, 2009

BETWEEN:

ENDEAVOUR SILVER CORP., a corporation incorporated under the laws of the Province of British Columbia and having its head office in the City of Vancouver, in the Province of British Columbia (hereinafter called the “Corporation”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company authorized to carry on business in all the provinces of Canada (hereinafter called the “Trustee”)

          WITNESSETH THAT:

          WHEREAS the Corporation deems it desirable for its corporate purposes to create and issue Debentures to be created and issued in the manner hereinafter provided;

          AND WHEREAS the Corporation, under the laws relating thereto, is duly authorized to create and issue the Debentures to be issued as herein provided;

          AND WHEREAS when certified by the Trustee and issued as in this Indenture provided, all necessary by-laws and resolutions of the directors of the Corporation shall have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;

          AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

          NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1      Definitions

            In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)

“this Indenture”, “this Trust Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b)	“1933 Act” means the United States Securities Act of 1933, as amended;

(c)	“Additional Debentures” means Debentures of any one or more series issued under this Indenture from time to time;

(d)	“Business Day” means any day other than a Saturday, Sunday or any other day that the Trustee in Vancouver, British Columbia is not generally open for business;

(e)

“Common Shares” means the common shares in the capital of the Corporation, as such shares exist at the close of business on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, redivision, reduction, combination or consolidation thereof, or successive such changes, subdivisions, redivisions, reductions, combinations or consolidations then, subject to adjustments, if any, having been made in accordance with the provisions of Section 4.3, “Common Shares” shall thereafter mean the shares resulting from such change, subdivision, redivision, reduction, combination or consolidation;

(f)

“Conversion Price” means the dollar amount for which each Common Share, Unit or other security underlying a Debenture may be issued from time to time upon the conversion of any series of Debentures which are by their terms convertible in accordance with the provisions of Article 4 and, in respect of the Initial Debentures, means the amount described in Section 2.4(e) for which each Unit may be issued from time to time upon the conversion of the Initial Debentures;

(g)	“Corporation” means Endeavour Silver Corp. and includes any successor corporation to the Corporation which shall have complied with the provisions of Article 9;

(h)	“Corporation’s Auditors” or “Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

(i)	“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Corporation and acceptable to the Trustee;

(j)

“Current Market Price” means, on any day, the volume weighted average trading price per Common Share on the Toronto Stock Exchange (or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by a duly authorized director of the Corporation and approved by the Trustee, or if the Common Shares are not listed on any stock exchange, then on the over-the-counter market) for the 30 consecutive trading days ending preceding the date of determination;

(k)	“Debenture Exercise Date” shall have the meaning ascribed thereto in Section 4.2;

(l)	“Debentureholders” or “holders” means, except as the context otherwise requires, the persons for the time being entered in the registers for Debentures as registered holders of Debentures;

(m)

“Debentures” means the debentures, notes or other evidence of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, including without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive or interim form;

(n)	“Default Interest” has the meaning ascribed thereto in Section 2.4(b);

(o)	“Event of Default” has the meaning ascribed thereto in Section 7.1;

(p)	“Extraordinary Resolution” has the meaning ascribed thereto in Section 10.12;

(q)	“GAAP” means the generally accepted accounting principles in Canada;

(r)

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

	(ii)	entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person Guaranteeing any obligation.

(s)

“Indebtedness” of any Person shall mean, without duplication, all indebtedness, liabilities and other obligations of such Person (other than items of shareholders’ equity) that would, in accordance with GAAP, be classified upon a balance sheet of each Person as liabilities of such Person, but in any event including:

	(i)	all Guarantees of such Person;

(ii)

all indebtedness, liabilities and other obligations secured by any mortgage, Lien, pledge, charge, security interest or other encumbrance in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations;

(iii)

all indebtedness, liabilities and other obligations of such Person arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property;

	(iv)	the amount of the obligation required to be recorded by the lessee in respect of any capital lease under which such Person is lessee; and

	(v)	the face amount of any letter of credit issued on behalf of such Person.

(t)	“Initial Debentures” means the Debentures designated as “10% Subordinated Unsecured Convertible Redeemable Debentures” as described in Section 2.4;

(u)	“Interest Payment Date” means a date specified in a Debenture as the date on which an instalment of interest on such Debenture shall become due and payable;

(v)

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any capital lease obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction);

(w)

“Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for each series of Debentures pursuant to and in accordance with this Indenture;

(x)	“Maturity Date” means the maturity date of the Debentures, being the date described in Section 2.4 in respect of the Initial Debentures, except as otherwise provided herein or in the Debentures;

(y)

“Obligations” means any and all present and future indebtedness and all performance obligations which may at any time be due and owing by the Corporation to the Debentureholders pursuant to this Indenture, whether such indebtedness or performance obligations are absolute or contingent, matured or unmatured, direct or indirect, and whether the Corporation is liable for such indebtedness as principal, surety, endorser, guarantor or otherwise in connection with or arising in respect of all interest, expenses and costs of enforcement as provided in this Indenture;

(z)

“Officer’s Certificate” means a certificate signed by any one authorized director or officer of the Corporation in his or her capacity as an officer or director of the Corporation, as the case may be, and not in his or her personal capacity;

(aa)

“Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time;

(bb)

“person” includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

(cc)

“Property “ means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including intellectual property rights and equity securities in, and other securities of, any other Person;

(dd)	“Redemption Date” has the meaning attributed thereto in Section 5.3;

(ee)	“Redemption Notice” has the meaning attributed thereto in Section 5.3;

(ff)

“Redemption Price” means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Date fixed for such Debenture and, for the Initial Debentures, means the Redemption Price for the Initial Debentures set out in Section 2.4(c);

(gg)

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund or repay (in whole or in part), or to issue other Indebtedness, in exchange or replacement for (in whole or in part), such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings;

(hh)

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Corporation or any of its Subsidiaries transfers such Property to another Person and the Corporation or any of its Subsidiaries leases it from such Person;

(ii)	“Senior Creditor” means a holder or holders of Senior Secured Indebtedness and includes any representative or representatives or trustee or trustees of any such holder or holders;

(jj)

“Senior Secured Indebtedness” means principal of and the interest and premium (and any other amounts payable thereunder), if any, on and any costs, expenses and indebtedness arising out of or relating to:

(i)

all existing secured debt, if any, of the Corporation and any Subsidiary, whether outstanding on the date of this Indenture or hereafter created, incurred, assumed or guaranteed, the payment of which the Corporation is responsible or liable, whether absolutely or contingently; and

(ii) Refinancings of any such secured debt referred to in clause (a) above,

unless in each case it is provided by the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations that such indebtedness are not superior in right of payment to Debentures, which by their terms are subordinated.

(kk)	“Senior Creditor” means a holder or holders of Senior Secured Indebtedness and includes any representative or representatives or trustee or trustees of any such holder or holders;

(ll)	“Senior Security” means all Liens, held by or on behalf of any Senior Creditor and in any manner securing any Senior Secured Indebtedness;

(mm)	“Subsidiary” has the meaning ascribed thereto in the Securities Act (British Columbia);

(nn)

“Time of Expiry” means the time of expiry of certain rights with respect to the conversion of Debentures under Article 4 which is to be set forth for each series of Debentures which by their terms are to be convertible;

(oo)	“trading day” means, with respect to the Toronto Stock Exchange or other market for securities, any day on which such exchange or market is open for trading or quotation;

(pp)	“Trustee” means Computershare Trust Company of Canada or its successor or successors for the time being in the trusts created hereunder;

(qq)	“Units” means, for the Initial Debentures, Units of the Corporation comprised of one Common Share and one-half of a Warrant;

(rr)

“Warrant” means a share purchase warrant of the Corporation entitling the holder thereof to acquire, in accordance with the terms thereof, one Common Share of the Corporation and, for the Initial Debenture means the share purchase warrants in the form attached hereto as Schedule B; and

(ss)	“Written Direction of the Corporation” means an instrument in writing signed by any one officer on behalf of the Corporation.

1.2      Meaning of “outstanding”

            Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Trustee for cancellation, conversion or redemption, as the case may be, or until monies for the payment thereof shall have been set aside provided that:

(i)

Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(ii)

when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(iii)

for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum at any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Corporation or any Subsidiary shall be disregarded except that:

(A)

for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

(B)

Debentures so owned which have been pledged in good faith other than to the Corporation or a Subsidiary shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures in his discretion free from the control of the Corporation or any Subsidiary.

1.3      Interpretation

            In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections, subsections, or clauses refer, unless otherwise provided, to sections, subsections, or clauses of this Indenture; and

(d)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

1.4      Headings, Etc.

            The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5      Day not a Business Day

            In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.6      Applicable Law

            This Indenture and the Debentures shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

1.7      Monetary References

            Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.8      Invalidity, Etc.

            Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.9      Enurement

            Nothing in this Indenture or in the Debentures, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the holders of Senior Secured Indebtedness and (to the extent provided in Section 7.9) the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.10    Schedules

            Appended hereto are the following schedules, which are incorporated into this Indenture by reference and are deemed to part hereof:

Schedule A - Debenture Certificate
Schedule B – Form of Warrant Certificate
Schedule C – Redemption Notice

          Whenever any provisions of any schedule to this Indenture conflicts with any provisions of the body of this Indenture, the provisions of the body of this Indenture shall prevail. References herein to a schedule shall mean a reference to a schedule to this Indenture.

ARTICLE 2
THE DEBENTURES

2.1      Limit of Debentures

            The aggregate principal amount of Debentures of any series whatsoever authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2      Terms of Debentures of any Series

            The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a)	the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series;

(b)

any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.8, 2.13, 2.17 and 2.18);

(c)	the date or dates on which the principal of the Debentures of the series is payable;

(d)

the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)

the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)

the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)

the obligation, if any, of the Corporation to repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i)	subject to the provisions of this Indenture, any trustee, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)	any other events of default or covenants with respect to the Debentures of the series;

(k)	whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any person;

(l)	the form and terms of the Debentures of the series;

(m)	if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

(n)	any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

            All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the directors of the Corporation, as evidenced by an Officer’s Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the directors of the Corporation, as evidenced by an Officer’s Certificate or in an indenture supplemental hereto.

2.3      Form of Debentures

            Except in respect of the Initial Debentures, the form of which is provided for herein as Schedule A, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the directors of the Corporation (or to the extent established pursuant to, rather than set forth in, a resolution of the directors of the Corporation, in an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the trustee executing such Debentures, as conclusively evidenced by their execution of such Debentures. The Trustee shall not be required to ensure compliance with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage in connection with the issue, transfer or exchange of the Debentures. The responsibility for compliance with the foregoing shall be that the Corporation or the holder, as applicable.

2.4      Form and Terms of Initial Debentures

            Notwithstanding anything to the contrary contained in this Indenture, the Initial Debenture shall be subject to the following terms.

(a)

The first series of Debentures (the “Initial Debentures”) authorized for issue immediately shall be designated as “10% Subordinated Unsecured Convertible Redeemable Debentures”, shall be limited to an aggregate principal amount of up to $14,000,000 and shall mature on February 26, 2014 (“Maturity Date”).

(b)

The Initial Debentures shall bear interest from and including the date of issuance at the rate of 10% per annum, payable in quarterly payments in arrears on April 15, July 15, October 15 and January 15 in each year, the first such payment to fall due, subject as hereinafter provided, on April 15, 2009 and the last such payment (representing interest payable from and including the last Interest Payment Date to, but excluding, the Maturity Date of the Initial Debentures), subject as hereinafter provided, to fall due on the Maturity Date. To the extent that any Initial Debentures are converted or redeemed as hereinafter provided, such converted or redeemed Initial Debentures shall not bear interest on or after the Debenture Exercise Date (as defined herein) or the Redemption Date (as defined herein), as applicable. For greater certainty, the first interest payment will include interest accrued from and including February26, 2009 to, but excluding April 15, 2009, which will be equal to $13.61111 for each $1,000 principal amount of Initial Debentures. Interest on the Initial Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Upon the occurrence and during the continuance of an Event of Default (as defined herein), the Corporation shall be obligated to pay the holders of Initial Debenture an interest rate that is equal to the then current interest rate under the Initial Debenture plus five percent (5%) (the “Default Interest”). Notwithstanding anything to the contrary contained in this Indenture, all references to “interest” herein shall include Default Interest, when applicable.

(c)

The Initial Debentures will be redeemable by the Corporation in accordance with the terms of Article 5, provided that the Initial Debentures will not be redeemable on or before August 26, 2010. Subsequent to August 26, 2010, if and only if the Common Shares underlying the Units may be transferred pursuant to an effective registration statement or are otherwise freely transferable without restriction under applicable laws, the Initial Debentures may be redeemed at the option of the Corporation from time to time on notice as provided for in Section 5.3 at a price equal to the principal amount of the Initial Debenture plus accrued and unpaid interest from and including the Last Interest Payment Date to, but excluding the Redemption Date (and any other accrued and unpaid interest, if any), plus a redemption fee equal to 7% of the principal amount of Initial Debentures to be redeemed (the “Redemption Price for the Initial Debentures”); provided, however, that the Current Market Price on the date on which such Redemption Notice is given is at least 150% of the Conversion Price of the Initial Debentures and the Corporation shall have provided to the Trustee an Officer’s Certificate confirming such Current Market Price. The Redemption Notice for the Initial Debentures shall be substantially in the form of Schedule “C” hereto. The Redemption Price for the Initial Debentures and interest accrued and unpaid on the Initial Debentures on the Redemption Date will be paid to holders of Initial Debentures, in cash, in the manner contemplated in Section 5.4.

(d)

The Initial Debentures will be direct unsecured obligations of the Corporation and will be subordinated to the Senior Secured Indebtedness and shall be ranked pari passu in right and priority of payment, without any preference or priority among themselves and at least equally, with all other present and future unsecured Indebtedness (actual or contingent) of the Corporation.

(e)

Upon and subject to the provisions and conditions of Article 4, the holder of each Initial Debenture shall have the right at such holder’s option, at any time prior to the close of business on the earlier of the last Business Day immediately preceding the Maturity Date or if applicable, the last Business Day immediately preceding the Redemption Date specified by the Corporation in a Redemption Notice given to the holder in accordance with subsection 2.4(b) and Section 5.3 (the earlier of which will be the “Time of Expiry” for the purposes of Article 4 in respect of the Initial Debentures), to convert the whole of the principal amount of the Initial Debenture, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable Units at the Conversion Price in effect on the Debenture Exercise Date (as defined in subsection 4.2(b) under the circumstances described in this Section and in the manner provided in Article 4.

The Conversion Price in effect on the date hereof for each Unit to be issued upon the conversion of Initial Debentures shall be $1.90.

	(i)	(such that 526 Units, comprised of 526 Common Shares and 263 Warrants, will be issued for each $1,000 principal amount of Initial Debentures so converted).

(f)

So long as at least ten (10) days prior advance written notice is given to the holders of the Initial Debentures of any planned distributions or dividends on Common Shares during which period the holders of the Initial Debentures may opt to convert the Initial Debentures, no adjustment in the number of Units to be issued upon conversion will be made for distributions or dividends on Common Shares underlying the Units issuable upon conversion or for interest accrued on Initial Debentures surrendered for conversion; provided, however, that any and all accrued interest on the Initial Debentures through the date of conversion is paid to the holders of the Initial Debentures. The Conversion Price applicable to the Units and to the securities or other property receivable on the conversion of the Initial Debentures is subject to adjustment pursuant to the provisions of Section 4.3.

(g)

No fractional Units will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest in accordance with Section 4.4. In addition, upon the conversion of a Debenture, that portion of the accrued but unpaid interest to the Debenture Exercise Date, with respect to the converted Debenture shall not be cancelled, extinguished or forfeited. Holders converting their Initial Debentures will receive, in addition to the applicable number of Units, a cash payment in satisfaction of any accrued and unpaid interest in respect of the Initial Debentures surrendered for conversion up to but excluding the Debenture Exercise Date.

(h)

The Initial Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000. Each Initial Debenture and the certificate of the Trustee endorsed thereon shall be issued in substantially the form set out in Schedule “A”, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the directors of the Corporation executing such Initial Debenture in accordance with this Section, as conclusively evidenced by their execution of an Initial Debenture. Each Initial Debenture shall additionally bear such distinguishing letters and numbers as the Trustee shall approve.

2.5      Certification and Delivery of Additional Debentures

            The Corporation may from time to time request the Trustee to certify and deliver Additional Debentures of any series (other than Initial Debentures) by delivering to the Trustee the documents referred to below in this Section 2.5 whereupon the Trustee shall certify such Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation, provided, however, that other than the Initial Debentures originally issued hereunder on the date hereof, no additional Initial Debentures shall be delivered and issued after the date of this Indenture. The maturity date, issue date, interest rate (if any) and any other terms of the Debentures of such series shall be set forth in or determined by or pursuant to such Written Direction of the Corporation. In certifying such Debentures, the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)	an Officer’s Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(b)

a Written Direction of the Corporation requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:

(i)

such Written Direction of the Corporation may be delivered by the Corporation to the Trustee prior to the delivery to the Trustee of such Additional Debentures of such series for certification and delivery;

(ii)

the Trustee shall certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation;

(iii)

the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures; and

(iv)

if provided for in such procedures, such Written Direction of the Corporation may authorize certification and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions shall be promptly confirmed in writing;

(c)

an opinion of Counsel, in form and substance satisfactory to the Trustee, acting reasonably, to the effect that all requirements imposed by this Indenture or by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(d)

an Officer’s Certificate certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 12.5), have been complied with subject to the delivery of any documents or instruments specified in such Officer’s Certificate and that no Event of Default exists or will exist upon such certification and delivery.

2.6      Execution of Debentures

            The Debentures shall be signed (either manually or by facsimile signature) by any one authorized director or officer of the Corporation, holding office at the time of the signing. A facsimile signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile, appears on a Debenture as a director or officer may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.7      Certification of Debentures

            No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been certified by or on behalf of the Trustee substantially in the form set out in Schedule “A” hereto, in a supplemental indenture, or in some other form approved by the Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and that the Debentureholder is entitled to the benefits hereof.

            The certificate of the Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Trustee signed on the Debentures or interim Debentures shall, however, be a representation and warranty by the Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.8      Interim Debentures

            Pending the delivery to the Trustee of definitive Debentures of any series, the Corporation may issue (but subject to the same provisions, conditions and limitations as herein set forth), and the Trustee may certify in lieu thereof interim printed, mimeographed or typewritten Debentures in such form and in such denominations and with such appropriate insertions, omissions, substitutions and variations as the Trustee and the Corporation may approve (such approval to be conclusively evidenced by the certification of such Debentures by or on behalf of the Trustee and the signature thereof, either manual or in facsimile, by the President or another officer of the Corporation) entitling the holders thereof to definitive Debentures of the series in any authorized denominations when the same are ready for delivery, without expense to the holders, but the total amount of interim Debentures of any series shall not exceed the aggregate principal amount of such series of Debentures authorized to be issued hereunder. Forthwith after the issuance of any such interim Debentures, the Corporation shall cause to be prepared the appropriate definitive Debentures for delivery to the holders of such interim Debentures.

            Any such interim Debentures when duly issued shall, until exchanged for definitive Debentures, entitle the holders thereof to rank for all purposes as Debentureholders and otherwise in respect of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. When exchanged for definitive Debentures such interim Debentures shall forthwith be cancelled by the Trustee.

2.9      Restrictions on Transfer; Legends

            The Initial Debentures have not been and will not be registered under the 1933 Act or any applicable state securities laws, and are, therefore, subject to restrictions on resale under applicable United States federal and state securities laws. Each certificate representing an Initial Debenture, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend until such time as it is no longer required under applicable requirements of the 1933 Act or applicable state securities laws:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, “), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

provided, that with respect to any such pledge that the transferee is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D under the 1933 Act, and such transfer complies with applicable United States federal and state securities laws and Canadian federal and provincial securities laws.

            Each certificate representing an Initial Debenture, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend until such time as it is no longer required under applicable Canadian securities laws:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 27, 2009.

2.10    Debentures to Rank Pari Passu

            The Debentures will be direct unsecured obligations of the Corporation. Each Debenture of the same series of Debentures will rank pari passu with each other Debenture of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all present and future unsecured indebtedness of the Corporation except for sinking fund provisions (if any) applicable to different series of Debentures or other similar types of obligations of the Corporation.

2.11    Concerning Interest

(a)

Unless otherwise specifically provided in the terms of the Debentures of any series, all Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest: (i) from and including their issue date; or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to but excluding the next Interest Payment Date. If the Maturity Date of a particular series of Debentures is not an Interest Payment Date then such Debentures shall also bear interest from the last Interest Payment Date to but excluding the Maturity Date of such Debentures.

(b)

Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period of less than six months shall be computed on the basis of a year of 365 or 366 days, as the case may be. Subject to Section 2.4(b) in respect of the method for calculating the amount of interest to be paid on the Initial Debentures on the first interest Payment Date in respect thereof, with respect to any series of Debentures, whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.12    Registration of Debentures

(a)

The Corporation shall, at all times while any series of Debentures are outstanding, cause to be kept by and at the principal office of the Trustee in the City of Vancouver and in such other places as the Corporation with the approval of the Trustee may designate, registers in which shall be entered the names and addresses of the holders of each series Debentures, particulars of the Debentures held by them respectively, and particulars of all transfers of Debentures.

(b)

In respect of the registers maintained by it, the Trustee shall, when requested so to do by the Corporation, furnish the Corporation with a list of the names and addresses of holders of registered Debentures showing the principal amounts and serial numbers of such Debentures held by each such holder.

(c)	The registers referred to in this Section shall at all reasonable times be open for inspection by the Corporation, by the Trustee and by any Debentureholder.

2.13    Transfer of Debentures

(a)

No transfer of a Debenture shall be valid unless: (i) made by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution reasonably satisfactory to the Trustee, (ii) made in compliance with subsections 2.13(b), 1.13(c) and 2.13(e) and such reasonable requirements as the Trustee may prescribe, and (iii) such transfer shall have been duly entered on one of the appropriate registers.

(b)	No Debentures shall be transferred or assigned unless such transfer of assignment is made in compliance with applicable law including Canadian and United States securities laws.

(c)	No Debentures shall be assigned unless all of the Obligations due to the assignor are also assigned to the assignee of the Debenture.

(d)	Subject to this Section 2.13, Debentures may be transferred at any of the places at which a register is kept pursuant to the provisions of Section 2.12.

(e)	Neither the Corporation nor the Trustee shall be required to transfer any Debentures during any period in which the registers of Debentures are closed in accordance with Section 2.19.

(f)

A transferee of a Debenture shall, after an appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that regard required by this Indenture or by any conditions contained in such Debenture or by law, be entitled to be entered on any of the appropriate registers as the owner of such Debenture, free from all equities or rights of set-off or counterclaim between the Corporation and his transferor or any previous holder thereof, except for equities which the Corporation is required to take notice of by statute or by order of a court of competent jurisdiction.

(g)

Except as herein otherwise provided, upon any transfer of Debentures the Trustee may make a sufficient charge to reimburse it for any stamp or security transfer taxes or other governmental charge required to be paid and, in addition, a reasonable charge for its services, and payment of the said charge shall be made by the party requesting such transfer as a condition precedent thereto.

(h)

If a Debenture is tendered for transfer and the certificate representing such Debenture bears the legend set forth in Section 2.9 and the holder thereof has not obtained the prior written consent of the Corporation, the Trustee shall not register such transfer unless the transferor has provided the Trustee with the applicable certificate and the transfer is being made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to such effect, the substance of which will be reasonably acceptable to the Corporation.

2.14    Ownership of Debentures

(a)

Unless otherwise required by law, the person in whose name any Debenture shall be registered shall be and shall be deemed to be the owner thereof for all purposes of this Indenture and payment of or on account of the principal of and interest on such Debenture shall be made only to such registered holder.

(b)

The registered holder for the time being of any Debenture shall be entitled to the principal and interest evidenced by such Debenture, free from all equities or rights of set- off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly. The receipt of any such registered holder for any such principal or interest shall be a good discharge to the Trustee for the same and neither the Trustee nor the Corporation shall be bound to inquire into the title of any such registered holder.

(c)

Delivery to the Corporation by a Debentureholder of a Debenture or delivery of the receipt of such holder for the principal and interest evidenced by such Debenture respectively shall be a good and valid discharge to the Corporation, which shall not be bound to enquire into the title of such holder, save as ordered by a court of competent jurisdiction or as required by statute.

(d)	Subject to applicable law, neither the Trustee nor the Corporation shall be charged with notice of or be bound to see to the execution of any trust (other than that created by this

Indenture), whether expressed, implied or constructive, nor be affected by any notice of any subsisting equity, in respect of any Debenture and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(e)

Where Debentures are registered in more than one name, the principal and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instruction from them to the contrary, and such payment shall be a valid discharge to the Trustee, to any registrar, to the Corporation, and to any paying agent.

(f)

In the case of the death of one or more joint holders, the principal and interest from time to time payable in respect thereof may be paid to the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee, to any registrar, to the Corporation and to any paying agent.

2.15    Payment of Interest

            The following provision shall apply to Debentures, except as otherwise specified in Section 2.4(b) a resolution of the directors of the Corporation, an Officer’s Certificate or a supplemental indenture relating to a particular series of Additional Debentures:

(a)

As interest on the Debentures becomes due (except interest payable at maturity, on conversion, or on redemption, which may, at the option of the Corporation, be paid upon presentation and surrender of such Debentures) the Corporation, either directly or through the Trustee or an agent of the Trustee, at least three (3) days prior to each date on which interest on such Debentures becomes due, shall forward or cause to be forwarded by prepaid post, electronic transfer of funds or such other means as may be agreed to by the Trustee, to the registered holders of Debentures appearing on the registers maintained by the Trustee as of the close of business on the tenth Business Day prior to the applicable Interest Payment Date, a cheque for or other payment of such interest (less any tax required by law to be deducted) payable to the order of such Debentureholders at their last known addresses appearing on the appropriate register hereinbefore mentioned, or in the case of joint holders, to the one whose name appears first on such register, unless a Debentureholder directs otherwise. The forwarding of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debentures, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above. If payment of an interest Obligation is made through the Trustee, at least one Business Day prior to each Interest Payment Date or the date of mailing the cheques for the interest due on an Interest Payment Date, whichever is earlier, the Corporation shall deliver sufficient funds to the Trustee by electronic transfer or certified cheque or make such other arrangements for the provision of funds as may be agreeable between the Trustee and the Corporation in order to effect such payment. The Debenture Trustee shall disburse such payments only upon receiving, at least one Business Day prior to each such date, funds in an amount sufficient for the payment of the interest Obligation.

2.16    Payments of Amounts Due on Maturity

            Except as may otherwise be provided in any supplemental indenture in respect of any series of Debentures, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Trustee a Maturity Account for each series of Debentures. Each such Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. On or before 11:00 a.m., Vancouver time on the Business Day immediately prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Corporation will deliver to the Trustee an electronic transfer of funds or a cheque for deposit in the applicable Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon less any tax required by law to be deducted), provided the Corporation may elect to satisfy this requirement by providing the Trustee with a cheque for such amounts required under this Section 2.16 post-dated to the applicable Maturity Date.

            The Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of (to the extent that the Debenture has not been converted or redeemed) and unpaid interest (accrued up to but excluding the Maturity Date) on the Debenture, upon surrender of the Debenture at the principal office of the Trustee in Vancouver, British Columbia. The delivery of such funds to the Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled.

            The Trustee shall have no obligation to disburse funds pursuant to this Section 2.15 unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable on the applicable Maturity Date. The Trustee shall, if any funds are received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

2.17    Mutilation, Loss, Theft or Destruction

            In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. The new or substituted Debenture may have endorsed upon it the fact that it is in replacement of a previous Debenture. In case of loss, theft or destruction, the applicant for a substituted Debenture shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the

Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.18    Exchanges of Debentures

(a)

Subject to Section 2.19, Debentures of any denomination may be exchanged for Debentures of any other authorized form or denomination of the same series, aggregate principal amount, date of maturity, and same interest rate as the Debentures so exchanged.

(b)

Any exchange of any series of Debentures may be made at the offices of the Trustee referred to in Section 2.12. Any Debentures tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All debentures surrendered for exchange shall be cancelled.

(c)

Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

(d)

Except as herein otherwise provided, upon any exchange of Debentures the Trustee may make a sufficient charge to reimburse it for any stamp or security transfer taxes or other governmental charge required to be paid and, in addition, a reasonable charge for its services, and payment of the said charge shall be made by the party requesting such transfer as a condition precedent thereto. Notwithstanding the foregoing, no charge shall be made to a Debentureholder hereunder:

	(i)	for any exchange of any interim or temporary Debenture that has been issued under Section 2.8 for a definitive Debenture; or

	(ii)	for any exchange of any Debenture resulting from a partial redemption under Section 5.2.

2.19    Closing of Registers

(a)	Neither the Corporation nor the Trustee nor any registrar shall be required to:

	(i)	make transfers or exchanges of any Debentures on any Interest Payment Date for such Debentures or during the ten preceding Business Days;

	(ii)	make transfers or exchanges of any Debentures on the day of any selection by the Trustee of Debentures to be redeemed or during the ten preceding Business Days;

	(iii)	make exchanges of or convert any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed; or

	(iv)	convert any Debentures on any Interest Payment Date for such Debentures or during the ten preceding Business Days.

(b)

Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for any series of Debentures, other than those kept at the principal offices of the Trustee in Vancouver, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

2.20    Debentureholder not a Shareholder

            Nothing in this Indenture or in the holding of a Debenture or Debenture certificate or otherwise, shall, in itself confer or be construed as conferring upon the holder any right or interest whatsoever as a shareholder of the Corporation, including, without limitation, the right to vote at, to receive notice of, or to attend at meeting of shareholders or any other proceedings of the Corporation, or the right to receive dividends or other distributions.

2.21    Trustee Not Bound to Make Enquiries

            The Trustee shall not be bound to make any enquiry or investigation as to the correctness of the matters set out in any of the resolutions, opinions, certificates or other documents required to be provided by the Corporations under the terms of this Indenture, but shall be entitled to accept and act upon the said resolutions, opinions, certificates and other documents. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable.

ARTICLE 3
SUBORDINATION OF DEBENTURES

3.1      Subordination

            The Obligations of the Corporation hereunder (except as provided by Section 12.15) or under the Debentures, including the principal thereof and interest thereon, shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 3, to the full and final payment of all Senior Secured Indebtedness of the Corporation and each holder of Debentures by his acceptance thereof agrees to and shall be bound by the provisions of this Article 3.

3.2      Order of Payment

            In the event of any dissolution, winding-up, liquidation, bankruptcy, insolvency, receivership, creditor enforcement or realization or other similar proceedings relating to the Corporation or any of its property (whether voluntary or involuntary, partial or complete) or any other marshalling of the assets and liabilities of the Corporation or any sale of all or substantially all of the assets of the Corporation:

(a)

all Senior Secured Indebtedness shall first be paid in full, or provision made for such payment, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Debentures or any costs or expenses related thereto;

(b)

any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the Debentureholders or the Trustee on behalf of such Debentureholders would be entitled except for the provisions of this Article 3, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Secured Indebtedness or their representative or representatives, or to the agent or trustee under any agreement or indenture pursuant to which any instruments evidencing any of such Senior Secured Indebtedness may have been issued, to the extent necessary to pay all Senior Secured Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Secured Indebtedness before any payment or distribution is made to the Debentureholders or the Trustee;

(c)

in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Corporation, whether in cash, property or securities, shall be received by the Debentureholders or by the Trustee on behalf of such Debentureholders before all the Senior Secured Indebtedness is paid in full, or provision made for its payment, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Secured Indebtedness or their representative or representatives, or to the agent or trustee under any agreement or indenture pursuant to which any instruments evidencing any of such Senior Secured Indebtedness may have been issued, for application to the payment of all Senior Secured Indebtedness remaining unpaid to the extent necessary to pay all such Senior Secured Indebtedness after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Secured Indebtedness before any payment or distribution is made to the Debentureholders or the Trustee;

(d)

upon the payment or distribution of assets of the Corporation referred to in this Article 3, the Trustee and the Debentureholders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making such payment or distribution to the Trustee or to the Debentureholders for the purpose of ascertaining the persons entitled to participate in such distribution to the holders of the Senior Secured Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article 3.

            The rights and priority of the Senior Secured Indebtedness and the subordination pursuant hereto shall not be affected by:

(i)

the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

(ii)	the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(iii)	the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security;

(iv)

the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or other Trustee or any of them to any money or property of the Corporation;

(v)	the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

(vi)	whether any Senior Security is now perfected, hereafter ceases to be perfected, is voidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses; or

(vii)	the date of giving or failing to give notice to or making demand upon the Corporation.

3.3      Subrogation to Rights of Holders of Senior Secured Indebtedness

            Subject to the payment in full of all Senior Secured Indebtedness, the Debentureholders shall be subrogated to the rights of the holders of Senior Secured Indebtedness to receive payments or distributions of assets of the Corporation to the extent of the application thereto of such payments or other assets which would have been received by the Debentureholders but for the provisions hereof until the principal of and interest on the Debentures and costs and expenses related thereto shall be paid in full, and no such payments or distributions to the Debentureholders of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Secured Indebtedness, shall, as between the Corporation, its creditors other than the holders of Senior Secured Indebtedness, and the Debentureholders, be deemed to be a payment by the Corporation to the holders of Senior Secured Indebtedness or on account of the Senior Secured Indebtedness, it being understood that the provisions of this Article 3 are and are intended solely for the purpose of defining the relative rights of the Debentureholders, on the one hand, and the holders of Senior Secured Indebtedness, on the other hand.

            The Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Corporation or any property and assets subject to the Senior Security or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.

3.4      Obligation to Pay Not Impaired

            Nothing contained in this Article 3or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Secured Indebtedness, and the Debentureholders, the obligation of the Corporation, which is absolute and unconditional, to pay to the Debentureholders the principal of and interest on the Debentures and any costs or expenses related thereto, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Debentureholders and creditors of the Corporation other than the holders of the Senior Secured Indebtedness, nor shall anything contained in this Indenture or in the Debentures prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 3 of the holders of Senior Secured Indebtedness.

3.5      No Payment if Senior Secured Indebtedness in Default

            Upon the maturity of any Senior Secured Indebtedness by lapse of time, acceleration or otherwise, or any other enforcement of any Senior Secured Indebtedness, then all such matured Senior Secured Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment on account of principal or interest on the Debentures or on account of costs or expenses related thereto is made.

            In case of default with respect to any Senior Secured Indebtedness permitting a Senior Creditor to demand payment or accelerate the maturity thereof, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment (by redemption or purchase of Debentures or otherwise) shall be made by the Corporation with respect to the principal or interest on the Debentures or costs and expenses related thereto and neither the Trustee nor the Debentureholders shall be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default (except as provided in Section 3.9), and unless and until such default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Secured Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Secured Indebtedness or to the trustee or trustees or agent or agents under any indenture or agreement under which any instruments evidencing an amount of the Senior Secured Indebtedness remain unpaid until all such Senior Secured Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Secured Indebtedness.

            The fact that any payment hereunder is prohibited by this Section 3.5 shall not prevent the failure to make such payment from being an Event of Default.

3.6      Payment on Debentures Permitted

            Nothing contained in this Article 3 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except as prohibited by, Sections 3.2 or 3.5, any payment of principal of or interest on the Debentures or any costs or expenses related thereto. The fact that any such payment is prohibited by Sections 3.2 or 3.5 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 3 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or, except as prohibited by Sections 3.2 or 3.5, the application by the Trustee of any monies deposited with the Trustee hereunder for the purpose, to the payment of or on account of the principal of or interest on the Debentures or any costs or expenses related thereto.

3.7      Confirmation of Subordination

            Each holder of Debentures by his acceptance thereof irrevocably authorizes and directs the Trustee on his behalf to take such action as the Corporation determines may be necessary or appropriate to effect the subordination as provided in this Indenture and appoints the Trustee as his attorney-in-fact for any and all such purposes. This power of attorney, being coupled with an interest and rights, is irrevocable. Upon request of the Corporation, and upon being furnished with an Officer’s Certificate stating that one or more named persons are Senior Creditors, and specifying the amount and nature of such Senior Secured Indebtedness, the Trustee shall enter into a written agreement or agreements with the Corporation and the person or persons named in such Officer’s Certificate providing that such person or persons are entitled to all the rights and benefits of this Indenture as the holder or holders, representative or representatives, or trustee or trustees of the Senior Secured Indebtedness specified in such Officer’s Certificate and for such other matters as holders of Senior Secured Indebtedness may reasonably request. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Secured Indebtedness, however, nothing herein shall impair the rights of any holder of Senior Secured Indebtedness who has not entered into such an agreement.

3.8      Issue of Subordinated Securities in Reorganization

            For purposes of this Article 3, the words “cash, property or securities” shall be deemed not to include shares of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the extent provided in this Article 3 with respect to the Debentures, to the payment of all Senior Secured Indebtedness which may at the time be outstanding, provided that the Senior Secured Indebtedness is assumed by the new corporation, if any, resulting from such reorganization or readjustment.

3.9      Knowledge of Trustee

            Notwithstanding the provisions of this Article 3 or any provision contained in this Indenture or in the Debentures, the Trustee will not be charged with knowledge of any Senior Secured Indebtedness or of any default in the payment thereof, or of the existence of any other fact that would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Corporation, any Debentureholder or any holder of Senior Secured Indebtedness.

3.10    Rights of Holders of Senior Secured Indebtedness Not Impaired

            No right of any present or future holder of any Senior Secured Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

3.11    Altering the Senior Secured Indebtedness

            The holders of the Senior Secured Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Secured Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders or the Trustee.

3.12    Additional Indebtedness

            This Indenture does not restrict the Corporation from incurring additional indebtedness for borrowed money or otherwise or mortgaging, pledging or charging its properties to secure any indebtedness.

3.13    Right of Debentureholder to Convert Not Impaired

            The subordination of the Debentures to the Senior Secured Indebtedness and the provisions of this Article 3 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 4.

3.14    Acknowledgement of Trustee

            The Trustee, on its own behalf and on behalf of the Debentureholders, by its acceptance hereof hereby acknowledges and agrees that the holders of the Senior Secured Indebtedness shall have the benefit of and may on behalf of the holders of Senior Secured Indebtedness enforce the covenants of the Corporation and the Trustee set out in this Article 3 and the Trustee, on its own behalf and on behalf of the Debentureholders, agrees to execute any confirmation or acknowledgement as may be necessary or appropriate to effectuate the subordination as provided in this Article 3

ARTICLE 4
CONVERSION OF DEBENTURES

4.1      Conversion Privilege and Conversion Price

(a)

Subject to any applicable restrictions on the conversion of Debentures of a particular series and to compliance with the provisions of this Article 4, any Debentures issued hereunder of any series which by their terms are convertible will be convertible into Common Shares, Units or other securities, as the case may be, at such Conversion Price or prices, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of the issue of such Debentures and shall have been expressed in this Indenture, in such Debentures, in an Officer’s Certificate, or in a Supplemental Indenture authorizing or providing for the issue thereof.

(b)	The Conversion Price shall be adjusted in certain circumstances as provided in Section 4.3.

(c)

Subject to Section 2.4, such right of conversion shall extend only to the maximum number of whole Common Shares, Units or other securities into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted in accordance with the foregoing provisions of this Section. Fractional interests in Common Shares, Units or other securities shall be adjusted for in the manner provided in Section 4.4.

(d)

If a Debenture is called for redemption or submitted or presented for purchase pursuant to Article 5, the conversion rights granted by this Article 4 in respect of such Debenture shall terminate on the close of business on the Business Day immediately prior to the Redemption Date set out in the Redemption Notice in accordance with the terms of this Indenture in accordance with Section 5.3 and Section 11.2 (unless the Corporation shall fail to pay the Redemption Price when due in accordance with Article 5, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Debenture is redeemed or purchased, as the case may be).

(e)

In the event of conversion of a Debenture, any accrued but unpaid interest due on such Debenture through to but excluding the Debenture Exercise Date (as defined herein) shall be payable by the Corporation to the Debentureholder within thirty (30) days of the Debenture Exercise Date.

4.2      Manner of Exercise of Right to Convert

(a)

The holder of a Debenture desiring to convert such Debenture in whole into Common Shares, Units or other securities, as the case may be, in accordance with the terms of such series of Debentures, shall surrender such Debenture to the Trustee at its principal office in the City of Vancouver together with the conversion form on the back of such Debenture or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article 4. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the

Trustee, his nominee(s) or assignee(s), shall be entitled to be entered in the books of the Corporation as at the Debenture Exercise Date (or such later date as is specified in subsection (b)) as the holder of the number of Common Shares or Common Shares and Warrants, or other securities into which such Debenture is convertible in accordance with the provisions of this Article 4 and, as soon as practicable thereafter, the Corporation shall, if requested, deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for the securities to be issued upon such conversion. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, the Corporation shall execute and the Trustee shall authenticate and deliver to the holder of debenture so surrendered, without charge to such holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

(b)

For the purposes of this Article 4, a Debenture shall be deemed to be surrendered for conversion on the date (herein called the “Debenture Exercise Date”) on which it is so surrendered in accordance with the provisions of this Article 4 and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Trustee at its office specified in subsection (a); provided that, if a Debenture is surrendered for conversion on a day on which the register(s) of Common Shares or Debentures is closed, the person or persons entitled to receive Common Shares or Common Shares and Warrants or such other securities into which such Debentures are by their terms convertible shall become the holder or holders of record of such Common Shares, Common Shares and Warrants or such other securities and such Debenture shall be deemed to be surrendered for conversion as at the date on which both such registers are next reopened.

(c)

The holder of a Debenture surrendered for conversion or deemed to be converted in accordance with this Section 4.2 shall be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures of any series) to receive accrued and unpaid interest in cash in respect thereof up to but excluding the Debenture Exercise Date and the Common Shares issued upon such conversion shall rank only in respect of dividends declared in favour of shareholders of record on and after the Debenture Exercise Date, from which applicable date they will for all purposes be and be deemed to be issued and outstanding Common Shares, fully paid and non-assessable, and from which date the Debenture so surrendered shall be deemed to have been paid and the holder of such surrendered Debenture shall thereafter have no right in respect thereof except that of receiving delivery and payment of the accrued and unpaid interest up to but excluding the Debenture Exercise Date.

(d)

The Debentures may not be converted unless an exemption is available from the registration requirements of the 1933 Act and the securities laws of any applicable states, and the holder has furnished an opinion of counsel of recognized standing or other evidence reasonably satisfactory to the Corporation to such effect; provided, however, that a holder who purchased Debentures in the Corporation’s private placement of Initial Debentures will not be required to deliver an opinion of counsel in connection with the conversion of those Debentures.

4.3      Adjustment of Conversion Price

            The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)

if and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends in the form of Common Shares in lieu of cash dividends paid in the ordinary course on the Common Shares), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a stock dividend, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this subsection 4.3(a) shall occur.

(b)

If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation (other than as described in subsection 4.3(a)) of the Common Shares or in case of any amalgamation, consolidation or merger of the Corporation with or into any other corporation, or in the case of any sale of the properties and assets of the Corporation, as or substantially as, an entirety to any other corporation, the Conversion Price shall be adjusted so that each Debenture shall, after such reclassification, change, amalgamation, consolidation, merger or sale, be convertible into the number of shares or the number, kind or amount of other securities or property of the Corporation, or such continuing, successor or purchaser corporation, as the case may be, which the holder thereof would have been entitled to receive as a result of such reclassification, change, amalgamation, consolidation, merger or sale if on the effective date thereof he had been the holder of the number of Common Shares, Units or other securities into which the Debenture was convertible prior to the effective date of such reclassification, change, amalgamation, consolidation, merger or sale. No such reclassification, change, amalgamation, consolidation, merger or sale shall be carried into effect unless, in the opinion of the directors of the Corporation, all necessary steps shall have been taken to ensure that the holders shall thereafter be entitled to receive such number of shares or other securities or property of the Corporation, or such continuing, successor or purchaser corporation, as the case may be, subject to adjustment thereafter in accordance with provisions similar, as nearly as may be, to those contained in this Section 4.3;

(c)

If holders of Debentures would otherwise be entitled to receive, upon conversion of the Debentures, after a reclassification, change, amalgamation, consolidation, merger or sale, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada), as it applied for the 2007 taxation year, (referred to herein as “Ineligible Consideration”), such holders shall not be entitled to receive such Ineligible Consideration but the Corporation or any successor or acquirer, as the case may be, shall have the right (at the sole option of the Corporation or any successor or acquirer, as the case may be) to deliver either such Ineligible Consideration or prescribed securities for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada), as it applied for the 2007 taxation year, with a market value equal to the market value of such Ineligible Consideration. In general, prescribed securities would include Common Shares and other shares which are not redeemable by the holder within five years of the date of issuance of the Debentures. The Corporation shall give notice to the holders of Debentures at least 30 days prior to the effective date of such transaction in writing and by release to a business newswire stating the consideration into which the Debentures will be convertible after the effective date of such transaction. After such notice, the Corporation or the successor acquirer, as the case may be, may not change the consideration to be delivered upon conversion of the Debenture except in accordance with any other provision of this Indenture.

(d)

in any case in which this Section 4.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares, Units or other securities, as the case may be, issuable upon such conversion by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such Debentureholder an appropriate instrument evidencing such Debentureholder’s right to receive such additional Common Shares, Units or other securities, as the case may be, upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of Debentureholders of record of Common Shares on and after the Debenture Exercise Date or such later date as such Debentureholder would, but for the provisions of this subsection 4.3(c), have become the holder of record of such additional Common Shares pursuant to subsection 4.2(b);

(e)

the adjustments provided for in this Section 4.3 are cumulative and will be computed to the nearest one tenth of one cent and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.3, provided that, notwithstanding any other provision of this Section 4.3, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this subsection 4.3(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment;

(f)	for the purpose of calculating the number of Common Shares of the Corporation outstanding, Common Shares owned by or for the benefit of the Corporation shall not be counted;

(g)

in the event of any question arising with respect to the adjustments provided in this Section 4.3, such questions shall be conclusively determined by the Corporation’s Auditors who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Trustee, and the Debentureholders;

(h)

in case the Corporation shall take any action affecting the Common Shares other than action described in this Section 4.3, which in the opinion of the directors of the Corporation would materially adversely affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the directors of the Corporation, as the board of the directors of the Corporation may reasonably determine to be equitable in the circumstances after consultation and after taking into consideration the advice of its outside legal advisors;

(i)

no adjustment in the Conversion Price shall be made in respect of any event described in subsection (a)(iii), if all of the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event; and

(j)

except as stated above in this Section 4.3, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Common Shares at less than the then applicable Conversion Price.

4.4      No Requirement to Issue Fractional Units

            The Corporation shall not be required to issue fractional Common Shares, Units or other securities, as the case may be, upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same Debentureholder, the number of whole Common Shares, Units or other securities which by the terms of any series of Debentures are issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share, Unit or other security would, except for the provisions of this Section 4.4, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall instead make a cash payment to the holder of the Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price less applicable withholding taxes, if any.

4.5      Corporation to Reserve Shares

            The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of Debentures as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures and upon the exercise of any Warrants that may be issued upon the conversion of any Debentures. The Corporation covenants with the Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

4.6      Taxes and Charges on Conversion

            The Corporation will from time to time promptly pay or make provision satisfactory to the Trustee for the payment of any and all taxes and charges which may be imposed by the laws of Canada or any province of Canada (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery to holders of Debentures, upon the exercise of their right to conversion, of the Common Shares, Units and/or Warrants, as the case may be, of Corporation pursuant to the terms of the Debentures and of this Indenture.

4.7      Cancellation of Converted Debentures

            All Debentures converted in whole under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and no Debenture shall be issued in substitution therefor.

4.8      Certificate as to Adjustment

            The Corporation shall from time to time immediately, but in any event within five (5) Business Days, after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.3, deliver an Officer’s Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 11.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Corporation has given notice otherwise than under this Section 4.8 covering all the relevant facts in respect of such event and if the Trustee approves, no such notice need be given under this Section 4.8. Failure to provide or mail any such notice or any defect therein shall not affect the validity of any such adjustment.

4.9      Notice of Special Matters

            The Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 11.2, of its intention to fix a record date for any event referred to in subsections 4.3(a) (other than a subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than fourteen (14) days in each case prior to such applicable record date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.9.

4.10    Protection of Trustee

            The Trustee:

(a)

shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)

shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(c)

shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article 4.

4.11    Legend on Common Shares, Warrants or Other Securities

            Each certificate representing Common Shares, Common Shares and Warrants or other securities issued upon conversion of Debentures pursuant to this Article 4, as well as all certificates issued in exchange for or in substitution of the foregoing securities, may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the Corporation, as conclusively evidenced by the issue of such certificates.

            The Warrants and Common Shares issuable upon conversion of the Initial Debentures and Common Shares underlying such Warrants have not been registered under the 1933 Act or any applicable state securities laws, and are, therefore, subject to restrictions on resale under applicable United States federal and state securities laws. Except as otherwise set forth in the Warrant Certificate in the form attached hereto as Schedule B, each certificate representing such securities, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend until such time as it is no longer required under applicable requirements of the 1933 Act or applicable state securities laws:

THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL THE SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

provided, that with respect to any such pledge that the transferee is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D under the 1933 Act, and such transfer complies with applicable United States federal and state securities laws and Canadian federal and provincial securities laws.

            Each certificate representing the Warrants and Common Shares issuable upon conversion of the Initial Debentures and Common Shares underlying such Warrants, shall bear the following legend until such time as it is no longer required under applicable Canadian securities laws:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 27, 2009.

            If any Common Share, Warrant or Warrant Share underlying the Initial Debentures is tendered for transfer and the certificate representing such securities bears the U.S. restrictive legend set forth above and the holder thereof has not obtained the prior written consent of the Corporation, the Corporation’s registrar and transfer agent shall not register such transfer unless the transferor has provided the Corporation’s registrar and transfer agent with the applicable certificate and the transfer is being made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to such effect, the substance of which will be acceptable to the Corporation.

ARTICLE 5
REDEMPTION AND PURCHASE OF DEBENTURES

5.1      Applicability of Article

            Except as set forth in Section 2.4 and subject to regulatory approval, if applicable, the Corporation shall have the right at its option to redeem, in whole at any time from time to time before maturity by payment of money, any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.

5.2      Partial Redemption

            If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, the Debentures shall be redeemed on pro rata basis among all debenture holders of such series. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part, unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustee upon Written Direction of the Corporation may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 5 shall be deemed to mean the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

5.3      Notice of Redemption

            Notice of redemption (the “Redemption Notice”) of any series of Debentures shall be given to the holders of the Debentures so to be redeemed not more than 30 days nor less than 10 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 11.2. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price, the places of payment, the then effective Conversion Price, the places of conversion that holders who wish to convert their Debentures must surrender such Debentures for conversion no later than the close of business on the Business Day immediately preceding the date which is nine (9) days after the date that the Redemption Notice is deemed to be given to the holders of the Debentures to be redeemed and must satisfy the other requirements of Article 4 and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:

(a)	the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)

in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected; and

(c)	in all cases, the principal amounts of such Debentures.

In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

5.4      Debentures Due on Redemption Dates

            Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem such Debentures shall have been deposited as provided in Section 5.5 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

5.5      Deposit of Redemption Monies

            Redemption of Debentures shall be provided for by the Corporation depositing with the Trustee or any paying agent to the order of the Trustee, on or before 11:00 a.m. (Vancouver time) on the Business Day immediately preceding the Redemption Date specified in such notice, such sums of money, as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date, provided the Corporation may elect to satisfy this requirement by providing the Trustee with an electronic transfer of funds or a cheque postdated to the Redemption Date for such amounts required under this Section 5.5. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption, net of any tax required to be deducted. The Trustee shall have no obligation to disburse funds pursuant to this Section 5.5 unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable on the applicable Redemption Date. The Trustee shall, if any funds are received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn. For the avoidance of doubt, if any funds are received by the Trustee in the form of uncertified cheques, the Corporation’s payment obligation under this Section 5.5 shall not be treated as satisfied until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

5.6      Failure to Surrender Debentures Called for Redemption

            In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date so to surrender such holder’s Debenture, or shall not within such time accept payment of the redemption monies payable, or give such receipt therefor, if any, as the Trustee may require, such redemption monies may be set aside in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive, without interest, payment out of the monies so paid and deposited, upon surrender and delivery up of such holder’s Debenture for the Redemption Price, of such Debenture. In the event that any money required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years from the Redemption Date, then such monies shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Corporation on its demand, and thereupon the Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money or certificates due from the Corporation, subject to any limitation period provided by the laws of British Columbia. Notwithstanding the foregoing, the Trustee will pay any remaining funds prior to the expiry of six years after the Redemption Date to the Corporation upon receipt from the Corporation, or one of its Subsidiaries, of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of six years after the Redemption Date, and such funds or any portion thereof are claimed by a Debentureholder after the date of such payment of the remaining funds to the Corporation but prior to six years after the Redemption Date, then the Trustee shall provide to the Corporation written notice of such claim and the Corporation shall promptly deposit with the Trustee funds in the amount necessary to satisfy such claim.

5.7      Cancellation of Debentures Redeemed

            Subject to the provisions of Section 5.8 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 5 shall forthwith be delivered to the Trustee and cancelled and no Debentures shall be issued in substitution therefor.

5.8      Purchase of Debentures by the Corporation

            Unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation may, if it is not at the time in default hereunder, at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price. All Debentures so purchased may, at the option of the Corporation, be delivered to the Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

            If, upon an invitation for tenders, more Debentures are tendered at the same lowest price that the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered.

ARTICLE 6
COVENANTS OF THE CORPORATION

            The Corporation covenants and agrees with the Trustee for the benefit of the Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

6.1      To Pay Principal and Interest

            The Corporation, for value received, acknowledges and confirms itself to be indebted to the Debentureholders and promises to pay to the Debentureholders the principal amount of Debentures and any accrued interest thereon, outstanding from time to time, and any Default Interest, if any, in accordance with the terms of this Indenture and the Debenture.

6.2      To Carry on Business

            Subject to the express provisions hereof, the Corporation will carry on and conduct its business in a proper and efficient manner; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights.

6.3      To Pay Trustee’s Remuneration

            The Corporation will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in connection with the execution of the trusts hereby created and such monies including the Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to payment of any principal of the Debentures or interest or premium thereon. The said remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

6.4      To Provide Financial Statements

            The Corporation will furnish to the Trustee, upon request, a copy of all financial statements, and the report, if any, of the Corporation’s Auditors thereon, which are delivered to the holders of Common Shares.

6.5      Trustee May Perform Covenants

            If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may advise the Debentureholders of such failure or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Debentureholders. If any such covenant requires the expenditure or advance of money, the Trustee may make such expenditure or advance with its own funds, or with money borrowed by or advanced to it for such purposes, and all sums so expended or advanced shall be repayable by the Corporation in the manner provided in Section 6.3. No such performance, expenditure or advance shall be deemed to relieve the Corporation from any default hereunder.

6.6      Compliance Certificate

            The Corporation shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Corporation, an Officer’s Certificate, stating whether or not to the best knowledge of the signer thereof the Corporation is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Corporation shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

            The Corporation will deliver to the Trustee, forthwith upon becoming aware of any Event of Default, an Officers’ Certificate specifying with particularity such Event of Default and further stating what action the Corporation has taken, is taking or proposes to take with respect thereto.

6.7      Keep Proper Books

            The Corporation shall keep or cause to be kept proper books of record and account, in accordance with generally accepted accounting principles.

6.8      Maintenance of Office or Agency

            The Corporation will maintain an office or agency in the City of Vancouver, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Corporation in respect of the Debentures and this Indenture may be served. As of the date of this Indenture, such office is located at the office of the Trustee specified in Section 11.3 hereof and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Corporation. The Corporation will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Corporation shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee specified in Section 11.3 hereof, or such other address as to which the Trustee may give notice to the Corporation.

            The Corporation may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Corporation will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            So long as the Trustee is the registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 12.2. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Corporation and the Holders of Debentures it can identify from its records.

6.9      Maintenance of Properties

            The Corporation will use commercially reasonable efforts to cause all material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained in such condition as is necessary in the sole judgment of the Corporation to properly carry on the business of the Corporation; provided that nothing in this Section shall prevent the Corporation from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgement of the Corporation, desirable in the conduct of its business or the business of any Subsidiary.

6.10    Payment of Taxes and Other Claims

            The Corporation will use commercially reasonable efforts to pay or discharge, or cause to be paid or discharged, before the same may become delinquent (i) all taxes, assessments and governmental charges levied or imposed on the Corporation or any Subsidiary and (ii) any reasonable claims against the Corporation or a Subsidiary for unpaid expenses; provided that the Corporation shall not be required to pay or discharge, or cause to be paid or discharged any such tax, assessment, charge or reasonable claim (A) if the failure to do so will not have a material adverse impact on the Corporation, or (B) if the amount, applicability or validity is being contested in good faith by the Corporation or a Subsidiary.

6.11    Government Approvals and Licenses; Compliance with Law

            The Corporation shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, obtain and maintain all material governmental approvals, authorizations, consents, permits, concessions and licences as are necessary to conduct the business of the Corporation in compliance with all laws, regulations, orders, judgements and decrees of any governmental body, except to the extent that failure so to obtain, maintain and comply would not reasonably be expected to have a material adverse effect on the business or results of operations of the Corporation and its Subsidiaries as take as a whole.

6.12    Use of Proceeds

            The Corporation will not use the net proceeds from the sale of the Initial Debentures, in any amount, for any purpose other than for acquiring mining equipment, developing underground access to mineralized zones and upgrading certain plan circuits at the Corporation’s Guanacevi and Guanajuato mines in Mexico, and for general corporate purposes.

6.13    Debentures to Rank Senior

            The Debentures and all other obligations of the Corporation under this Indenture are and at all times shall remain direct and unsecured obligations of the Corporation ranking pari passu in right and priority of payment, without any preference or priority among themselves and at least equally with all other present and future unsecured Indebtedness (actual or contingent) of the Corporation (except as otherwise required by law).

6.14    Maintenance of Insurance

            The Corporation shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, maintain insurance policies covering such risks, in such amounts and with such terms consistent with industry standards for similar companies engaged in a similar business to the Corporation.

ARTICLE 7
DEFAULT

7.1      Event of Default

            Each of the following events (whatever the reason such events and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)

failure to make payment of any amount due or secured hereunder or under the Debentures, including, but not limited to, the principal of, premium, if any, or interest on any of the Debenture and the Redemption Price which failure continues for a period of twenty (20) days

(b)	failure to deliver when due all cash, Common Shares, Warrants or other consideration deliverable upon conversion of the Debentures which failure continues for a period of twenty (20) days;

(c)

default in the observance or performance of any covenant or condition of this Indenture or the Debenture by the Corporation for a period of twenty (20) days after notice in writing has been given by the Trustee to the Corporation specifying such default and requiring the Corporation to remedy such default;

(d)

if a decree or order of a court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of sixty (60) days;

(e)

if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) for such bankruptcy or insolvency or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(f)

if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 9.1 are duly observed and performed;

(g)

if, after the date of this Indenture, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction;

(h)

any event or condition occurs that results in any Senior Secured Indebtedness in an aggregate amount of at least Cdn.$4,000,000 (or its then equivalent in any other currency) becoming due prior to its scheduled maturity; provided that this Section 7.1(h) shall not apply to Senior Security that becomes due as a result of the voluntary sale or transfer of property or assets securing such Senior Security;

(i)

any event or condition occurs that results in any Indebtedness in an aggregate amount of at least Cdn.$4,000,000 (or its then equivalent in any other currency) that ranks pari passu with the Debentures becoming due prior to its scheduled maturity within eighteen months after the date of this Indenture;

(j)

one or more judgments for the payment of money in an amount in excess of Cdn.$4,000,000 (or its then equivalent in any other currency) in the aggregate is rendered against the Corporation or any one of its Subsidiaries and they have not (i) provided for its discharge in accordance with its terms within 20 days from the date of entry thereof, or (ii) procured a stay of execution thereof within 20 days from the date of entry thereof and within such period, or such longer period during which execution of such judgment has not been stayed, appealed such judgment and caused the execution thereof to be stayed during such appeal, provided that if enforcement and/or realization proceedings are lawfully commenced in respect thereof in the interim, such grace period will cease to apply;

(k)	the Indenture and the Debenture shall be declared by any governmental authority to be illegal or unenforceable.

Upon the occurrence of an Event of Default (other than an Event of Default specified in Section 7.1 (d), (e), (f) or (g)), the Trustee may, in its discretion, and shall, upon receipt of a request in writing signed by the holders of not less than twenty-five (25%) percent of the aggregate principal amount of the Debentures then outstanding, subject to the provisions of Section 7.3, by notice in writing to the Corporation declare the principal of and accrued and unpaid interest on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, anything in this Indenture or in the Debenture contained to the contrary notwithstanding. If an Event of Default specified in Section 7.1 (d), (e), (f) or (g) occurs, the principal of and accrued and unpaid interest on all Debentures then outstanding and all other monies outstanding hereunder to be immediately and automatically due and payable without the necessity of further action.

            The Corporation shall forthwith pay to the Trustee for the benefit of the Debentureholders such principal, accrued and unpaid interest and interest on amounts in default on such Debenture and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest and such other monies from the date of such declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the manner mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation’s Obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 7.6.

            For greater certainty, for the purposes of this Section 7.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest on the Debentures of such series in which case references to Debentures in this Section 7.1, refer to Debentures of that particular series.

            For purposes of this Article 7, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 7.1, then this Article 7 shall apply mutatis mutandis to the Debentures of such series and references in this Article 7 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable, unless the context otherwise requires.

7.2      Notice of Events of Default

            If an Event of Default shall occur and be continuing the Trustee shall, within thirty (30) days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 11.2, provided that notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 66 2/3% of the aggregate principal amount of the Debentures then outstanding or in the case of default in the payment of principal of or interest on any of the Debenture, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

7.3      Waiver of Default

            Upon the happening of any Event of Default hereunder:

(a)

the holders of greater than 50% of the aggregate principal amount of the Debentures then outstanding shall have the power (in addition to the powers exercisable by Extraordinary Resolution, as hereinafter provided) by requisition in writing to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 7.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that, notwithstanding the foregoing, if the Event of Default has occurred by reason of the non-observance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of more than 50% of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(b)

the Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

            No such act or omission either of the Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

7.4      Enforcement by the Trustee

(a)

Subject to the provisions of Section 7.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 7.1, the principal of and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than twenty-five (25%) percent of the aggregate principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

(b)

The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in- fact of the respective holders of Debentures with authority to make and file in the respective names of the holders of Debentures or on behalf of the holders of Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 7.3, nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

(c)

The Trustee shall also have the power at any time and from time to time to institute and maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interest of the Debentureholders.

(d)

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all of the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

7.5      No Suits by Debentureholders

            No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless (a) such Debentureholder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least twenty-five (25%) percent of the aggregate principal amount of the Debentures then outstanding shall have made a request to the Trustee and the

Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Trustee shall have failed to act within a reasonable time after such notification, request, funds, and offer of indemnity and such notification, request, funds, and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holders of any Debentures.

7.6      Application of Monies by Trustee

(a)

Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 7, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

(i)

first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)

second, but subject as hereinafter in this Section 7.6 provided, in payment, rateably and proportionately to the holders of Debentures, of the principal of and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of: (i) principal first and then (ii) accrued and unpaid interest and (iii) interest on amounts in default, unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal and interest as may be directed by such resolution; and

	(iii)	third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to subsection (a) above in respect of the principal or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary of the Corporation (other than any Debenture pledged for value and in good faith to a person other than the Corporation or any Subsidiary of the Corporation but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal and interest on all Debentures which are not so held.

(b)

The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving such amount as the Trustee may think necessary to provide for the payments mentioned in subsection (a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 12.8 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

7.7      Distribution of Proceeds

            Payments to holders of Debentures pursuant to subsection 7.6(a)(ii) shall be made as follows:

(a)

at least fifteen (15) days notice of every such payment shall be given in the manner provided in Section 11.2 specifying the time when and the place where the Debentures are to be presented and the amount of the payment and the application thereof as between principal, interest, or other liability under this Indenture to which it is to be applied;

(b)

payment of any Debenture shall be made upon presentation of the Debenture at the place specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender for endorsement in any special case upon such indemnity being given to it and to the Corporation as the Trustee shall deem sufficient;

(c)

after the date so fixed for payment specified in the notice, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, and interest (if any) due to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed in the notice;

7.8      Remedies Cumulative

            No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by equity.

7.9      Judgment Against the Corporation

            The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amounts which may remain due in respect of the Debentures and the interest thereon and any other monies owing hereunder.

7.10    Immunity of Trustee and Others

          The Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer or director of the Corporation, or holder of Common Shares of the Corporation or of any successor thereto, for the payment of the principal of or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation herein or in the Debentures contained.

ARTICLE 8
SATISFACTION AND DISCHARGE

8.1      Cancellation and Destruction

            All Debentures shall forthwith after payment of all obligations thereunder be delivered to the Trustee for payment and such Debentures shall then be cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to the Corporation a destruction certificate setting out the designating numbers of the Debentures so destroyed.

8.2      Non-Presentation of Debentures

            In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal thereof or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)	the Corporation shall be entitled to pay to the Trustee and direct it to set aside; or

(b)	in respect of monies in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the principal or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal or the interest payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 8.3.

8.3      Repayment of Unclaimed Monies

            Any monies set aside under Section 8.2 and not claimed by and paid to holders of Debentures as provided in Section 8.2 within six (6) years after the date of such setting aside shall be repaid and delivered to the Corporation by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Debentures in respect of which such monies were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies from the Corporation subject to any applicable limitation period provided by the laws of the Province of British Columbia.

8.4      Discharge

            The Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants contained herein (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions of this Indenture.

ARTICLE 9
SUCCESSORS

9.1      Certain Requirements

            The Corporation shall not enter into any transaction or series of transactions (including by way of arrangement, re-organization, consolidation, amalgamation, merger, liquidation, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person (herein called a “Successor”), unless:

(a)

prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor shall have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

	(i)	the Successor will have assumed all the covenants and obligations of the Corporation under this Indenture in respect of the Debentures;

	(ii)	the Debentures will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholders under this Indenture; and

	(iii)	in the case of an entity organized otherwise than under the laws of the Province of British Columbia, the Successor shall attorn to the jurisdiction of the courts of the Province of British Columbia;

(iv)

if holder of Debentures would otherwise be entitled to receive, upon conversion of the Debentures, any Ineligible Consideration (as defined in subsection 4.3(c)), such holders shall not be entitled to receive such Ineligible Consideration but the Successor shall have the right (at the sole option of the Successor) to deliver either such Ineligible Consideration or prescribed securities for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada), as it applied for the 2007 taxation year, with a market value equal to the market value of such Ineligible Consideration.

(b)

such transaction or series of transactions, in the opinion of Counsel, shall be on such terms as to substantially preserve and not impair any of the rights and powers of the Trustee or of the Debentureholders hereunder; and

(c)

the Corporation shall deliver, or cause to be delivered, to the Trustee, an Officer’s Certificate stating that such transaction or series of transactions comply with this covenant and all conditions precedent herein provided for related to such transaction or series of transactions have been satisfied;

(d)	no condition or event shall exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor shall become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default hereunder;

provided however, that the provisions of this Section 9.1 shall not apply in respect of any reorganization, reconstruction, amalgamation, merger, arrangement, liquidation, transfer, sale or otherwise, involving the Corporation and its Subsidiaries whereby there is no effective change in control or effective change in ownership of the assets, undertakings and property of the Corporation or its Subsidiaries.

9.2      Vesting of Powers in Successor

            Whenever the conditions of Section 9.1 shall have been duly observed and performed, any Successor formed by or resulting from such transaction shall succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Indenture with the same effect as though the Successor had been named as the Corporation herein and the Corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Corporation delivering to the Trustee an opinion of Counsel to the effect that the conditions of Section 9.1 will have been duly observed and performed on completion of the transaction. The Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 10
MEETINGS OF DEBENTUREHOLDERS

10.1    Right to Convene Meeting

            The Trustee or the Corporation, pursuant to a resolution of its board of directors may at any time and from time to time, and the Trustee shall, on receipt of a written request of the Corporation or a written request signed by the holders of not less than twenty-five (25%) percent of the aggregate principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustee failing within thirty (30) days after receipt of any such request and such funding or indemnity to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver or at such other place as may be approved or determined by the Trustee.

10.2    Notice of Meetings

(a)

At least twenty-one (21) days notice of any meeting shall be given to the Debentureholders in the manner provided in Section 11.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it, and the Corporation, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 10. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A Debentureholder may waive notice of the meeting in writing either before or after the meeting.

(b)

If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 10.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Subsections 10.2(c) and 10.2(d)), then:

(i)

a reference to such fact, indicating each series of Debentures in the opinion of the Trustee (or the person calling the meeting) so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)

the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 10.15 unless in addition to compliance with the other provisions of this Article 10:

(A)

at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 20% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 10 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Debentures of such series then outstanding who voted on the resolution; or

(B)

in the case of action taken or power exercised by instrument in writing under Section 10.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures of such series then outstanding.

(c)

Subject to Subsection 10.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 10.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Trustee and the Corporation for all purposes hereof.

(d)	A proposal:

	(i)	to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof;

	(ii)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

(iii)	to reduce with respect to Debentureholders of any particular series any percentage stated in this Section 10.2 or any of Sections 10.4, 10.12 and 10.15;

shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

10.3    Chairman

            Some person, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within fifteen (15) minutes from the time fixed for the holding of the meeting, the Debentureholders present in person or by proxy shall choose some person present to be chairman.

10.4    Quorum

            Subject to the provisions of Section 10.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 20% of the aggregate principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 20% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within thirty (30) minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case the meeting shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 10.12, form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 20% of the aggregate principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

10.5    Power to Adjourn

            The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority of the aggregate principal amount of the Debentures represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

10.6    Show of Hands

            Every question submitted to a meeting shall, subject to Section 10.7, be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.

10.7    Poll

            On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority of the aggregate principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

10.8    Voting

            On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. A proxy need not be a Debentureholder. In the case of joint registered holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint registered holders.

10.9    Regulations

            The Trustee, or the Corporation with the approval of the Trustee, may from time to time make and from time to time vary or revoke such regulations as it shall from time to time think fit providing for and governing:

(a)

the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)

the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)

the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed or sent by other electronic means before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

10.10  Persons Entitled to Attend Meetings

            The Corporation and the Trustee, by their respective officers and directors, the Auditors of the Corporation, and the legal advisers of the Corporation, of the Trustee or of any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote in such capacity. Notwithstanding the foregoing, if any such persons are holders of Debentures, such persons may vote such Debentures in accordance with the terms of this Indenture.

10.11  Powers Exercisable by Extraordinary Resolution

            In addition to the powers conferred upon them by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a)

power to authorize the Trustee and the Corporation to grant extensions of time for payment of any principal or interest on the Debentures, whether or not the principal or interest, the payment of which is extended, is at the time due or overdue;

(b)

power to approve any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Trustee against the Corporation, or against its property, when such rights arise under this Indenture or under the Debentures or otherwise;

(c)

power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)

power to approve any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such approval shall be necessary in respect of any such transaction if the provisions of Section 9.1 shall have been complied with;

(e)

power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)

power to waive and direct the Trustee to waive, any default hereunder or cancel any declaration made by the Trustee pursuant to Section 7.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)

power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)

power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 7.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Common Shares or other securities of the Corporation;

(j)

power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)	power to remove the Trustee from office and to appoint a new Trustee or Trustees;

(l)

power to authorize the Corporation and the Trustee to grant extensions of time for payment of interest on any of the Debentures, whether or not the interest the payment in respect of which is extended, is at the time due or overdue;

(m)

power to sanction the exchange of the Debentures for or the conversion thereof into shares, or other securities or obligations of the Corporation or of any other person formed or to be formed; provided that any such change will not result in the holders being entitled to receive Ineligible Consideration as defined in (paragraph 4.3(c));

(n)	power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of subsection 10.11(m); and

(o)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to this Indenture.

Notwithstanding the foregoing provisions of this Section 10.11 none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 3 which could reasonably be expected to detrimentally affect the rights, remedies or recourse of the priority of the holders of the Senior Secured Indebtedness.

10.12   Meaning of “Extraordinary Resolution”

(a)

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article 10 provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 20% of the aggregate principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 20% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66 2/3% of each especially affected series, in each case present or represented by proxy at the meeting and voted on a poll upon such resolution.

(b)

If, at any such meeting, the holders of not less than 20% of the aggregate principal amount of the Debentures outstanding and, if the meeting is a Serial Meeting, the holders of not less than 20% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved, but in any other case it shall stand adjourned to such date being not less than fourteen (14) nor more than sixty (60) days later, and to such place and time as may be determined by the chairman. Not less than ten (10) days notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 11.2. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum. At the adjourned meeting, the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting voted upon a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 20% of the aggregate principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 20% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

10.13   Powers Cumulative

            Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

10.14   Minutes

            Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

10.15   Instruments in Writing

            All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article 10 provided may also be taken and exercised by the holders of 66 2/3% of the aggregate principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by holders of 66 2/3% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

10.16   Binding Effect of Resolutions

            Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 10 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 10.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

10.17   Evidence of Rights of Debentureholders

(a)

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders.

(b)	The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable or may accept such other proof as it shall consider proper.

10.18   Concerning Serial Meetings

            If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 10.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 10 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

10.19   Concerning the Initial Debentures

            Notwithstanding anything to the contrary contained in this Indenture, with respect to the Initial Debentures, without unanimous consent from holders of the Initial Debentures, the Corporation or the Trustee shall not:

(a)	extend the Maturity Date (as defined in subsection 2.4(a)) thereof;

(b)	reduce the rate or extend the time of payment of interest thereon;

(c)	reduce the principal amount thereof or reduce any amount payable on redemption thereof;

(d)	impair the right of any holder of Initial Debentures to institute suit for the payment thereof;

(e)	make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Initial Debentures;

(f)

subject to compliance with applicable securities laws, impair the right to convert the Initial Debentures into Units or reduce the number of Units or any other property receivable by a holder of Initial Debenture upon conversion, subject to the terms set forth herein, including Article 4;

(g)	modify any of the provisions of this Section 10.19 or Article 7 as they apply to the Initial Debentures;

(h)	change any obligation of the Corporation to maintain an office or agency in the places and for the purposes set forth in Article 6;

(i)	subordinate the Initial Debentures to any other obligation of the Corporation other than to Senior Secured Indebtedness; or

(j)	reduce the percentage of Initial Debentures, the holders of which are required to consent to any of the foregoing actions and the actions stated in the paragraph below.

            Notwithstanding anything to the contrary contained in this Indenture and subject to this Section 10.19, if the business to be transacted at any meeting by Extraordinary Resolution affects the rights of holders of Initial Debentures in any aspects, then at any such meeting of the Debentureholders, a quorum shall consist of holders of the Initial Debentures present in person or by proxy and representing at least 50.01% of the aggregate principal amount of the outstanding Initial Debentures and any action must be approved by the affirmative vote of the holders of no less than 50.01% of the principal amount of the outstanding Initial Debentures.

ARTICLE 11
NOTICES

11.1    Notice to Corporation

            Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if given in writing and, within normal business hours, either personally delivered, sent by prepaid registered or receipted mail, sent by same day or next day courier or sent by telecopier to the Corporation at 300 - 700 West Pender Street, Vancouver, British Columbia, V6C 1G8, Facsimile (604) 685-9744, and a copy delivered to Blake, Cassels & Graydon LLP, Barristers & Solicitors, Attn: Kathleen Keilty, 595 Burrard Street, Suite 2600, Three Bentall Centre, Vancouver, British Columbia, V7X 1L3, Facsimile (604) 631-3309. Any notice sent by registered and receipted mail or by courier shall be deemed to have been effectively given three days following the mailing thereof and any notice sent by telecopier or personal delivery shall be deemed to be received on the day of sending the telecopy or of the personal delivery. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

11.2    Notice to Debentureholders

            All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if personally delivered or sent by mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing (or in the case of personal delivery, on the date of such delivery). Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

            If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the City of Vancouver and the City of New York (or in such of those cities as, in the opinion of the Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

            Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

            All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of and persons interested in such Debenture.

11.3    Notice to Trustee

            Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if given in writing and either personally delivered, sent by prepaid registered or receipted mail, sent by same day or next day courier or sent by telecopier to the Trustee at its principal office at 510 Burrard Street Vancouver, British Columbia, V3C 3B9, Attention: General Manager, Corporate Trust, Facsimile: (604) 661-9403. Any notice sent by registered and receipted mail or by courier shall be deemed to have been effectively given three days following the mailing thereof and any notice sent by telecopier or personal delivery shall be deemed to be received on the day of sending the telecopy or of the personal delivery.

11.4    Mail Service Interruption

            If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee or the Corporation would reasonably be considered unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 11.1 or 11.3, as applicable, then such notice shall be valid and effective only if delivered at the appropriate address or sent to the appropriate telecopier number in accordance with 11.3 or Section 11.1, as applicable.

ARTICLE 12
CONCERNING THE TRUSTEE

12.1    No Conflict of Interest

            The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 12.1, such a material conflict of interest exists, the validity and enforceability of this Indenture, and the securities issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists but the Trustee shall, within 90 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 12.2.

12.2    Replacement of Trustee

            The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation sixty (60) days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within thirty (30) days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 12.2. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Trustee or any Debentureholder may apply to a Judge of the Court of Queen’s Bench of British Columbia, on such notice as such Judge may direct, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders. Any new Trustee appointed under any provision of this Section shall be a corporation authorized to carry on the business of a trust corporation in the Province of British Columbia. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

            Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.

12.3    Duties of Trustee

            In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

12.4    Reliance Upon Declarations, Opinions, etc.

            In the exercise of its rights, duties and obligations hereunder, the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 12.5, if applicable, and with any other applicable requirements of this Indenture. Without restricting the foregoing, the Trustee may rely on an opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

12.5    Evidence and Authority to Trustee, Opinions, etc.

            The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 12.5 or, when the Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of:

(a)	an Officer’s Certificate stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)

in the case of a condition precedent, compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)

in the case of any such condition precedent, compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

            Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employer of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section 12.5.

            Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include: (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question; (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based; (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein; and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

            The Corporation shall furnish to the Trustee annually, within one hundred-and-twenty (120) days of the Corporation’s fiscal year end, and at any time if the Trustee reasonably so requires, a certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

12.6    Officer’s Certificate as Evidence

            Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officer’s Certificate.

12.7    Experts, Advisers and Agents

            The Trustee may:

(a)

employ or retain and act on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)

employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation.

12.8    Investment of Monies Held by Trustee

            Unless otherwise provided in this Indenture any funds held by the Trustee under the trusts of this Indenture shall be deposited in a trust account in the name of the Trustee and the Corporation shall receive the Trustee’s prevailing rate for all monies held by it, as the same may change from time to time.

12.9    Trustee Not Ordinarily Bound

            Except as provided in Section 7.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 12.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the Obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than 66 2/3% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 10, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

12.10   Trustee Not Required to Give Security

            The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

12.11   Trustee Not Bound to Act on Corporation’s Request

            Except as otherwise specifically provided in this Indenture, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation or of the board of directors of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

12.12   Conditions Precedent to Trustee’s Obligations to Act Hereunder

            The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss or damage it may suffer by reason thereof.

            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

            The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them for which Debentures the Trustee shall issue receipts.

12.13   Authority to Carry on Business

            The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust corporation in the Province of British Columbia but if, notwithstanding the provisions of this Section 12.13, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within ninety (90) days after ceasing to be authorized to carry on the business of a trust corporation in the Province of British Columbia either become so authorized or resign in the manner and with the effect specified in Section 12.2.

12.14   Acceptance of Trust

            The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

12.15   Indemnity of Trustee

(a)

The Corporation shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Trustee, and shall pay or reimburse the Trustee upon its request for all expenses, disbursements and advances reasonably incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)

The Corporation hereby indemnifies and saves harmless the Trustee and each of its directors, officers, shareholders, representatives and employees (collectively, the “Indemnified Parties”) from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever (collectively, “Claims”) which may be brought against any of the Indemnified Parties or which any of them may suffer or incur as a result of or arising out of the performance of the Trustee’s duties and obligations hereunder provided that the Trustee complies with Section 12.3. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustee. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Trustee shall co- operate in the defence. The Trustee may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

(c)

The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its gross negligence, wilful misconduct or failure to act honestly or in good faith.

12.16   Satisfaction and Discharge of Indenture

(a)

The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures of any series:

(i)

the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Trustee in connection with the payment of such Debentures); and

(ii)

the Corporation has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

(b)

Upon the satisfaction of the conditions set forth in this Section 12.16 with respect to all of the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2, Article 4 and Article 5 and the provisions of Article 1 pertaining to the foregoing provisions, and the indemnities provided by the Corporation to the Trustee hereunder) shall no longer be binding upon or applicable to the Corporation.

12.17   Third Party Interests

            Each party to this Indenture hereby represents to the Trustee that any account to be opened by, or interest to be held by the Trustee in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

12.18   Not Bound to Act

            The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on ten (10) days’ written notice to the Corporation, provided (i) that the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

12.19   Withholding Obligation

            For greater certainty, the Trustee shall, as directed by the Corporation, withhold, from any payment made to a holder of a Debenture pursuant to the terms of this Indenture, the amount of any applicable taxes required to be withheld in respect of such payment, and the Trustee shall remit such withheld amounts to the appropriate governmental authority, as and when required. For the purposes of determining the appropriate withholdings to be made from any payment to be made to a holder of a Debenture, the Corporation and the Trustee agree to co-operate and to provide each other with any relevant information they have with respect to the holders of the Debentures.

ARTICLE 13
SUPPLEMENTAL INDENTURES

13.1    Supplemental Indentures

            From time to time the Trustee and, when authorized by a resolution of its directors, the Corporation, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)

providing for the issuance of Additional Debentures under this Indenture (but for greater certainty a supplemental indenture is not required for certain issuances of Additional Debentures set forth in this Indenture, including additional issuances of Initial Debentures pursuant to Section 2.4(l) hereof);

(b)

adding to the covenants of the Corporation herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default in addition to those herein specified;

(c)

making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which, in the opinion of the Trustee, relying on an opinion of Counsel, will not be prejudicial to the interests of the Debentureholders;

(d)

evidencing the succession, or successive successions, of others to the Corporation and the covenants of and Obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e)	giving effect to any Extraordinary Resolution passed as provided in Article 10; and

(f)

for any other purpose not inconsistent with the terms of this Indenture, provided that in the opinion of the Trustee (relying on an opinion of Counsel) neither the rights of the Debentureholders nor the rights of the Trustee are prejudiced thereby.

            Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Trustee may also, without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, concur with the Corporation in making any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of the Trustee, relying on an opinion of Counsel, the rights of the Trustee and of the Debentureholders are not in any way prejudiced thereby.

ARTICLE 14
EXECUTION AND FORMAL DATE

14.1    Execution

            This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

14.2    Formal Date

            For the purpose of convenience this Indenture may be referred to as bearing the formal date of February 26, 2009, irrespective of the actual date of execution hereof.

            IN WITNESS whereof the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

ENDEAVOUR SILVER CORP.

By: /s/ Dan Dickson
                Dan Dickson
                Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By: /s/ Karl Burgess

By: /s/ Gabriel Ducharme

SCHEDULE “A” - FORM OF DEBENTURE
To the annexed Trust Indenture dated as of February 26, 2009 between
Endeavour Silver Corp. and Computershare Trust Company of Canada, as Trustee

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 27, 2009.

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CORPORATION. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

ENDEAVOUR SILVER CORP.
(Incorporated under the laws of British Columbia)

No. •	CDN$ •

10% SUBORDINATED UNSECURED CONVERTIBLE REDEEMABLE DEBENTURE

          ENDEAVOUR SILVER CORP. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the “Indenture”) dated as of February 26, 2009 between the Corporation and Computershare Trust Company of Canada (the “Trustee”), promises to pay to the registered holder hereof, [name] or [address] on the Maturity Date (as defined herein) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of $ • in lawful money of Canada on presentation and surrender of this Initial Debenture at the main branch of the Trustee in Vancouver, British Columbia in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 10% per annum, in like money, in arrears in quarterly instalments (less any tax required by law to be deducted) on April 15, July 15, October 15 and January 15 in each year commencing on April 15, 2009 and the last payment (representing interest payable from and including the last Interest Payment Date up to but excluding the Maturity Date, and any other accrued and unpaid interest, if any) to fall due on the Maturity Date and, should the Corporation at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate plus five percent (5%), compounded quarterly. For certainty, the first interest payment will include interest accrued from February 26, 2009 to, but excluding April 15, 2009, which shall be equal to $13.61111 for each principal amount of Initial Debenture.

          Interest hereon shall be payable by cheque mailed by prepaid ordinary mail to the registered holder hereof or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or the sending of such electronic transfer of funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Initial Debenture. No Debentures may be transferred or exchanged during the ten Business Days preceding April 15, July 15, October 15 and January 15 in each year, commencing April 15, 2009, or during the ten Business Days preceding any Redemption Date, as the registers of the Trustee will be closed during such periods.

          This Initial Debenture is one of the Debentures of the Corporation issued or issuable in one or more series under the provisions of the Indenture. This Initial Debenture shall mature on February 26, 2014 (the “Maturity Date”). The aggregate principal amount of Initial Debentures issued pursuant to the Indenture is limited to $14,000,000 in lawful money of Canada. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

          The Initial Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

          The principal amount of this Initial Debenture in whole, or any portion of such principal amount which is a multiple of $1,000, is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal office of the Trustee in Vancouver, British Columbia, at any time prior to the close of business on the Maturity Date (unless this Initial Debenture is called for redemption on or prior to such date, in which case this Initial Debenture can no longer be converted after the close of business on the Business Day immediately preceding the Redemption Date specified by the Corporation in the Redemption Notice given to the holder of such Initial Debenture) into fully paid and non-assessable Units (without adjustment for interest accrued hereon or for dividends on Common Shares underlying the Units issuable upon conversion) at a conversion price (the “Conversion Price”) in effect at the Debenture Exercise Date. The Conversion Price in effect as of February 26, 2009 is $1.90, such that 526 Units, comprised of 526 Common Shares and 263 Warrants, will be issued for each $1,000 principal amount of Debentures so converted, all subject to the terms and conditions and in the manner set forth in the Indenture.

          No Debentures may be converted during the ten Business Days preceding and including April 15, July 15, October 15 and January 15 in each year, commencing April 15, 2009, as the registers of the Trustee will be closed during such periods. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Units will be issued on any conversion and, in such case, the holder hereof shall instead receive a cash payment equal to the fractional interest that would have been issuable multiplied by the Current Market Price less applicable withholding taxes, if any. No adjustment in the number of Units to be issued upon conversion will be made for dividends on the underlying Common Shares issuable upon conversion or for interest accrued on Initial Debentures surrendered for conversion.

          This Initial Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the redemption price therein and herein set out provided that this Initial Debenture is not redeemable on or before August 26, 2010. After August 26, 2010, if and only if the Common Shares underlying the Units may be transferred pursuant to an effective registration statement or are otherwise freely transferable without restriction under applicable laws, the Initial Debentures are redeemable at the option of the Corporation at a Redemption Price equal to the principal amount of the Initial Debenture plus accrued and unpaid interest, if any, plus a redemption fee equal to 7% of the principal amount of the Initial Debenture to be redeemed and otherwise on the terms and conditions described in the Indenture.

          The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Secured Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

          The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

          The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

          The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares and officers or directors of the Corporation in respect of any obligation or claim arising out of the Indenture or this Debenture.

          This Initial Debenture may only be transferred upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Vancouver and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

          This Initial Debenture is subject to restrictions on resale under United States federal and state securities laws, and it may not be transferred unless such security is registered under the 1933 Act, and applicable state securities laws or an exemption from such registration requirements is available.

          This Initial Debenture may not be converted unless an exemption is available from the registration requirements of the 1933 Act, and the securities laws of any applicable states, and the holder has furnished an opinion of counsel of recognized standing or other evidence reasonably satisfactory to the Corporation to such effect; provided, however, that a holder who purchased Initial Debentures in the Corporation’s private placement of Initial Debentures will not be required to deliver an opinion of counsel in connection with the conversion of those Initial Debentures.

          The Warrants and Common Shares of the Corporation issuable upon conversion of this Initial Debenture will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption from such registration requirements is available.

THIS DEBENTURE IS SUBJECT TO RESALE RESTRICTIONS AND MAY NOT BE SOLD OR OTHERWISE TRADED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF APPLICABLE SECURITIES LEGISLATION.

          This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

          By acceptance hereof, the holder of this Initial Debenture assents to all provisions of the Indenture.

          Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture. In the event of a conflict between the provisions of this certificate and the provisions of the Indenture, the provisions of the Indenture shall prevail.

          IN WITNESS WHEREOF the Corporation has caused this Debenture to be signed by its proper officers in that behalf as of February 26, 2009.

ENDEAVOUR SILVER CORP.

By: __________________________________________

(FORM OF TRUSTEE’S CERTIFICATE)

This Initial Debenture is one of the 10% Subordinated Unsecured Convertible Redeemable Debentures referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:   _________________________________________
          Authority Signatory

Date certified: __________________________________

(FORM OF REGISTRATION PANEL)

DATE OF REGISTRATION	IN WHOSE NAME REGISTERED	SIGNATURE OF TRUSTEE OR OTHER REGISTRAR

TRANSFER FORM

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto

__________________________________________
(Please print name of transferee)

__________________________________________
(Please print address of transferee)

__________________________________________

__________________________________________

the attached Debenture (or CDN$ ________________ principal amount thereof*) of Endeavour Silver Corp. and hereby irrevocably constitutes and appoints

__________________________________________
the attorney to transfer the said Debenture on the registers of the Corporation, with full power of substitution.

*If less than all of the Debentures represented by this Debenture Certificate are being transferred, the Debenture Certificate representing those Debentures not transferred will be registered in the name of the person whose name appears on the face of the attached Debenture and such new certificates (please check one):

(a)	[ ]	should be sent by first class mail to the following address:

____________________________________________________________________________________

____________________________________________________________________________________

(b)	[ ]	should be held for pick up at the office of the Trustee at which this Debenture is deposited.

DATED the _____day of ___________________________, 20__.

Signature Guaranteed	(Signature of transferring Debentureholder or Authorized
Representative)

Name of Institution guaranteeing	Print Full Name of transferring Debentureholder or
signature	Authorized Representative

Print Full Address

Daytime Telephone Number

Instructions:

1.	The signature of the Debentureholder must be the signature of the person appearing on the face of the attached Debenture.

2.

If this Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation and the Trustee.

3.

THE SIGNATURE ON THIS FORM MUST BE GUARANTEED BY A SCHEDULE “A” CANADIAN CHARTERED BANK, TRUST COMPANY OR A MEMBER OF AN ACCEPTABLE MEDALLION SIGNATURE GUARANTEE PROGRAM. THE GUARANTOR MUST AFFIX A STAMP BEARING THE ACTUAL WORDS “SIGNATURE GUARANTEED”

4.	Debentures shall only be transferable in accordance with applicable laws.

5.	The registered holder of the Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of the Debenture.

6.

The Debentures have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States, and may not be offered, sold, pledged or otherwise transferred unless an exemption from the registration requirements under the 1933 Act and the securities laws of all applicable states of the United States is available.

CONVERSION FORM

TO: ENDEAVOUR SILVER CORP. and COMPUTERSHARE TRUST COMPANY OF CANADA

Note:	All capitalized terms used herein have the meaning described thereto in the Indenture between Endeavour Silver Corp. and Computershare Trust Company of Canada dated February •, 2009.

(A)

The undersigned registered holder of the attached Debenture hereby irrevocably elects to convert such Debenture (or $ • principal amount thereof*) into Units in accordance with the terms of the Indenture referred to in such Debenture and directs that the Common Shares and Warrants underlying the Units which are issuable and deliverable upon the conversion (net of withholding taxes, if any) be delivered to the person indicated below.

(*) If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which much be $1,000 or integral multiples thereof).

I/we understand that the Common Shares and Warrants will be issued in the name appearing on the face of the attached Debenture Certificate.

I understand and acknowledge that the Warrants and Common Shares issuable upon conversion of this Debenture will bear a legend restricting transfer without registration under the United States Securities Act of 1933, as amended, and applicable state securities laws unless an exemption from such registration requirements is available.

(B)	Such Common Shares (please check one):

(i)	[ ]	should be sent by first class mail to the following address:

OR

(ii)	[ ]	should be held for pick up at the office of the Trustee at which this Debenture Certificate is deposited.

DATED the ___________day of _________________, 20__.

(Signature of Debentureholder or Authorized
Representative)

Print Full Name of Debentureholder or Authorized
Representative

Print Full Address

Daytime Telephone Number

Instructions:

1.

The registered holder may exercise its conversion right to receive Units by completing this form and surrendering this form and the Debenture Certificate to the Trustee at its principal office at •, Attention: •. Certificates for Common Shares and Warrants underlying the Units will be delivered or mailed within thirty (30) days after the conversion of the Debentures.

2.

If the Conversion Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation and the Trustee.

SCHEDULE “B” - FORM OF WARRANT
To the annexed Trust Indenture dated as of February 26, 2009 between Endeavour Silver Corp. and
Computershare Trust Company of Canada, as trustee

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THIS CERTIFICATE IS VOID UNLESS EXERCISED ON OR PRIOR TO 4:00 P.M. (VANCOUVER TIME) ON FEBRUARY 26, 2014.

No. WB09-•

SHARE PURCHASE WARRANT CERTIFICATE

Right to Purchase
• Common Shares

Warrant to Purchase Common Shares of

ENDEAVOUR SILVER CORP.

(Incorporated under the Laws of British Columbia)

On the terms hereof, this is to certify that FOR VALUE RECEIVED by Endeavour Silver Corp. (the “Company”), •, the registered holder hereof (the “Holder”), has the right to purchase at any time and from time to time, up to and including 5:00 p.m. (Vancouver time) on February 26, 2014 (the “Expiry Time”), • fully paid and non-assessable common shares (the “Common Shares”) without par value in the capital of the Company at a purchase price of Cdn$2.05 per Common Share (the “Exercise Price”), subject to adjustment as hereinafter set forth.

The Company agrees that the Common Shares so purchased shall be and be deemed to be issued to the Holder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares of the Company at any time after the Expiry Time, and from and after the Expiry Time, the Warrants represented hereby (the “Warrants”) and all rights hereunder shall be void and of no value.

No fractional Common Shares will be issued. The undersigned shall not be entitled to any compensation or other right in lieu of a fractional Common Share, as the case may be.

          The above provisions are, however, subject to the following:

          SECTION 1 - In the event the Holder desires to exercise the right conferred hereby to purchase Common Shares, the Holder shall at or before the Expiry Time: (a) duly complete, execute and deliver to the Company a Subscription Form for such Common Shares, in the form annexed hereto as Schedule “A”, together with any additional documentation required thereby, (b) surrender this Warrant Certificate to the Company at the address of the Company indicated in Section 18 hereof, and (c) subject to a Cashless Exercise Election (as defined below), pay the aggregate Exercise Price in respect of the Common Shares subscribed for either in cash, by bank draft or by certified cheque drawn on a Canadian chartered bank and payable to the Company. Upon such delivery, surrender and payment as aforesaid and subject to the provisions hereof, the Holder shall be deemed for all purposes to be a shareholder of record of the number of Common Shares to be so issued and the Holder shall be entitled to delivery of a certificate or certificates evidencing such Common Shares (which certificates, as well as all certificates issued in exchange for or in substitution thereof, shall bear any applicable restrictive legends) and the Company shall cause such certificate or certificates to be delivered to the Holder at the address specified in such Subscription Form within 3 business days of said surrender and payment as aforesaid.

The Holder may notify the Company in its Subscription Form of its election to utilize cashless exercise (a “Cashless Exercise Election”), in which event no payment of the Exercise Price is required pursuant to this Section 1 and the Company shall, upon completion of a Subscription Form and surrender of the Warrant Certificate in accordance with this Section 1, issue to the Holder the number of Common Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Common Shares to be issued to the Holder.

Y = the number of Common Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the United State Securities Act of 1933, as amended, (the “1933 Act”), it is intended, understood and acknowledged that the Common Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such Common Shares shall be deemed to have commenced, on the date this Warrant was originally issued. For purposes of this section, Trading Day means a day on which the Common Shares are traded on the Toronto Stock Exchange.

For purposes of complying with applicable securities laws, regulations and rules, and the blanket rulings, policies and written interpretations of and multilateral or national instruments adopted by the securities regulators in Canada and the rules and policies of the Toronto Stock Exchange (collectively, “Securities Laws”), the Holder understands and acknowledges that, if any of the Warrants are exercised on or before June 27, 2009, upon the issuance of the Common Shares, all the certificates representing such Common Shares, as well as all certificates issued in exchange for or in substitution of the foregoing Common Shares, shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 27, 2009”.

          In addition and except as otherwise set forth herein, in order to ensure compliance with applicable U.S. federal and state securities laws, the Holder understands and acknowledges that the certificate or each certificate representing such Holder’s Common Shares, and until such time as is no longer required under applicable requirements of the 1933 Act, or applicable state securities laws, as well as all certificates issued in exchange for or in substitution of the foregoing Common Shares, shall bear the following additional legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

provided, that with respect to any such pledge that the transferee is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the 1933 Act (“U.S. Accredited Investor”), and such transfer complies with applicable United States federal and state securities laws and Canadian federal and provincial securities laws.

          SECTION 2 - The right to purchase Common Shares conferred hereby may be exercised in whole or in part. In the event that prior to the Expiry Time the Holder subscribes for and purchases any number of Common Shares which is less than the number of Common Shares referred to in this Warrant Certificate, the Holder shall present the original of this Warrant Certificate to the Company and the Holder will be entitled to receive a further Warrant Certificate in respect of the Common Shares referred to in this Warrant Certificate but not subscribed for.

          The Warrants will not be exercisable unless an exemption from registration under the 1933 Act and applicable state securities laws is available and the Company has received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect; provided, however, that a holder who is a U.S. Accredited Investor at the time of exercise of Warrants and purchased convertible debentures in the Company’s private placement of convertible debentures will not be required to deliver an opinion of counsel in connection with the exercise of Warrants that are a part of units underlying those convertible debentures.

          SECTION 3 – Except as otherwise set forth herein, in the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the Common Shares so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) business days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the 1933 Act providing for the resale of the Common Shares issuable upon exercise of the Warrant is then in effect and except as permitted under applicable securities laws), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) business days after such exercise. Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a Holder’s behalf via DWAC if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and the Company and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Company shall keep written records for the Holder of the number of Common Shares exercised as of each date of exercise.

          SECTION 4 - In addition to any other rights available to the Holder, if (1) the Company fails to transmit to the Holder a certificate or certificates representing the Common Shares issued pursuant to an exercise on or before the Delivery Date, and (2) following such third trading day after the Delivery Date and prior to the time such Common Shares are received free from any U.S. restrictive legends, the Holder, or any third party on behalf of such Holder, purchases (in an open market transaction or otherwise) common shares to deliver in satisfaction of a sale by the Holder of such Common Shares (a “Buy-In”), then, in addition to any other rights available to the Holder, the Company shall pay in cash to the Holder (for costs incurred either directly by such Holder or on behalf of a third party) the amount by which the total purchase price paid for common shares as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates. The Holder shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

          SECTION 5 - The Holder may transfer Warrants subject to the limitations noted on any legend appearing on this Warrant Certificate. Subject to the foregoing, a transferee shall, by surrendering this Warrant Certificate to the Company at the address of the Company indicated in Section 18 hereof and delivering to the Company an executed Assignment Form and Certificate of Assignee, each in the respective form annexed hereto as Schedule “B” and Schedule “C”, be entitled to become a registered holder and to receive a new Warrant Certificate registered in such transferee’s name in respect of the Common Shares referred to in this Warrant Certificate and not then subscribed for. Subject to the limitations noted on any legend on this Warrant Certificate, the Company shall cause the new Warrant Certificate to be delivered to the transferee at the address specified in such Assignment Form within 10 days of said surrender as aforesaid. These securities may be pledged; provided, however, the transferee must be a U.S. Accredited Investor and such transfer must comply with applicable United States federal and state securities laws and Canadian federal and provincial securities laws.

          SECTION 6 - This Warrant Certificate may be exchanged for Warrant Certificates in any other denomination representing in the aggregate the same number of underlying Common Shares. The Holder may exercise this right by surrendering this Warrant Certificate, together with a written direction, to the Company at the address of the Company indicated in Section 18 below and the Company shall cause the new Warrant Certificates to be delivered to the Holder at the address specified in such direction within 10 days of said surrender as aforesaid.

          SECTION 7 - In case this Warrant Certificate becomes mutilated, lost, destroyed or stolen, the Company shall, upon the Holder complying with this Section 7 and upon the surrender and cancellation of such mutilated Warrant Certificate or in substitution for such lost, destroyed or stolen Warrant Certificate, issue and deliver a new Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen. The applicant for the issue of a new Warrant Certificate pursuant to this Section 7 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be reasonably satisfactory to the Company and such applicant may be required to furnish an indemnity in amount and form satisfactory to the Company.

          SECTION 8 - The holding of the Warrants shall not constitute the Holder a shareholder of the Company nor entitle the Holder to any right or interest in respect thereof except as herein expressly provided.

          SECTION 9 - The Company represents and warrants that:

(a)	it is duly authorized to create and issue the Warrants;

(b)	the Warrants are a valid and enforceable obligation of the Company in accordance with the terms hereof;

(c)

it will take all such action as may be necessary to ensure that all Common Shares issuable hereunder, may be so issued without violation of any applicable requirements of any stock exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for trading privileges;

(d)

the issuance of a certificate or certificates representing Common Shares upon the due exercise of any Warrants shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder; and

(e)	it will attend to all filings required to be made by it under applicable securities legislation in respect of the exercise of any Warrants in accordance with the terms hereof.

          The Company covenants and agrees that it will cause the Common Shares subscribed for and purchased in the manner herein provided and the certificate or certificates evidencing such Common Shares to be duly issued and that, at all times prior to the Expiry Time, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of shares to satisfy the right of purchase herein provided for. All Common Shares which shall be issued upon the due exercise of the right of purchase herein provided for, upon payment therefor of the aggregate Exercise Price for such Common Shares, shall be and be deemed to be fully paid and non-assessable and the Holder shall not be liable to the Company or its creditors in respect thereof.

          SECTION 10 - In Section 10 and Section 11:

          “Equity Shares” means the Common Shares together with any shares of any class or series of the Company which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Company beyond a fixed sum or a fixed sum plus accrued dividends; and

          “Current Market Price” of the Common Shares at any date means the weighted average price per share at which the Common Shares have traded on such stock exchange on which the Common Shares are listed as shall be selected by the directors of the Company as a board or, if duly empowered, a committee of directors (the “directors”) during any 20 consecutive trading days ending not more than 5 days and not less than 3 days, immediately preceding such date, provided that in the event the Common Shares are not listed on any stock exchange, the Current Market Price of the Common Shares shall be determined by the directors acting reasonably and in good faith.

          If at any time from February 26, 2009 and prior to the Expiry Time, and while any Warrants are outstanding, there shall be a reclassification of the Common Shares outstanding at such time or a change of the Common Shares into other shares or securities, or any other capital reorganization except as described in each of Subsection 11(a) and 11(b), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares or securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), should the Holder exercise thereafter its right to purchase Common Shares hereunder, the Holder shall be entitled to receive, and shall accept for the same aggregate consideration, in lieu of the number of Common Shares to which it was theretofore entitled upon the exercise of the right to purchase Common Shares hereunder, the kind and amount of shares or other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, it had been the registered holder of the number of Common Shares to which it was theretofore entitled upon such exercise.

          If at any time from February 26, 2009 and prior to the Expiry Time, and while any Warrants are outstanding, any adjustment in the Exercise Price shall occur as a result of:

(i)	an event referred to in Subsection 11(b); or

(ii)	the fixing by the Company of a record date for an event referred to in Subsection 11(b),

then the number of Common Shares purchasable upon any subsequent exercise of any Warrants shall be simultaneously adjusted by multiplying the number of Common Shares purchasable upon the exercise of such number of Warrants immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price as specified in Section 11(a) To the extent that any adjustment in subscription rights occurs pursuant to this Section 10 as a result of a distribution of exchangeable or convertible securities referred to in Subsection 11(a)(iii) other than Equity Shares or as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in Subsection 11(b), the number of Common Shares purchasable upon the exercise of any Warrants shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Common Shares which would be purchasable based upon the number of Common Shares actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

          SECTION 11 - The Exercise Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time from February 26, 2009 and prior to the Expiry Time and while any Warrants are outstanding, the Company shall:

	(i)	subdivide the outstanding Common Shares into a greater number of Common Shares,

	(ii)	consolidate the outstanding Common Shares into a lesser number of Common Shares, or

(iii)

make any distribution, other than by way of a dividend in the ordinary course, to the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares,

(any of such events being called a “Common Share Reorganization”), the Exercise Price shall be adjusted effective after the effective date or record date, as the case may be, on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the

Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares of the Company outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such record date. For purposes of this Subsection 11(a), “dividend in the ordinary course” means dividends having a value which does not exceed, in the aggregate, the greater of (i) 50% of the retained earnings of the Company as at the end of its immediately preceding fiscal year; and (ii) 100% of the aggregate consolidated net income of the Company determined before computation of extraordinary or unusual items, for its immediately preceding fiscal year.

(b)

If and whenever at any time from February 26, 2009 and prior to the Expiry Time and while any Warrants are outstanding, the Company shall fix a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Common Shares under which such holders are entitled, during a period expiring not more than 90 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per Common Share or having a conversion or exchange price per Common Share less than 95% of the Current Market Price per Common Share on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, the numerator of which shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 11(b) as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in this Subsection 11(b), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

          SECTION 12 - In any case in which it shall be required that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event,

(a)

issuing to the Holder, if Warrants are exercised after such record date and before the occurrence of such event (the date of such exercise being herein referred to as the “Exercise Date”), the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)	delivering to the Holder any distributions declared with respect to such additional Common Shares after such Exercise Date and before such event,

provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing its right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of Warrants and to such distributions declared with respect to any such additional Common Shares issuable on the exercise of such Warrants.

The adjustments provided for herein are cumulative, shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent, and shall apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions hereof provided that, notwithstanding any other provision hereof, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect and no adjustment shall be made in the number of Common Shares purchasable on the exercise of any Warrants unless it would result in a change of at least one-hundredth of a share (provided, however, that any adjustments which by reason of this Section 12 are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

In the event of any question arising with respect to the adjustments provided for herein such question shall be conclusively determined by a firm of chartered accountants (who may be the Company’s auditors) appointed by the Company; such accountants shall have access to all necessary records of the Company and such determination shall, in the absence of manifest error, be binding upon the Company and the Holder.

In case the Company after the date of this Warrant Certificate shall take any action affecting the Common Shares, other than an action described herein, which in the opinion of the directors of the Company would materially affect the rights of the Holder, the Exercise Price and/or the number of Common Shares purchasable upon exercise of any Warrants shall be adjusted, subject to the prior written consent of the TSX if applicable, in such manner, if any, and at such time, by action by the directors, in their discretion as they may determine to be equitable in the circumstances. Failure of the directors to make an adjustment in accordance with this Section 12 shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

If the Company shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any issue or distribution or for the issue of any rights, options or warrants and shall thereafter and before such distribution or issue to such shareholders legally abandon its plan to make such distribution or issue, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of Warrants shall be required by reason of the setting of such record date.

In the absence of a resolution of the directors fixing a record date for any of the events referred to in Subsection 11(b), the Company shall be deemed to have fixed as the record date therefor the date on which any of such events is effected.

          SECTION 13 - As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 10 or Section 11, the Company shall take any action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all the Common Shares to which Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

          SECTION 14 - At least 10 days prior to the effective date or record date, as the case may be, of any event which, if implemented, will require an adjustment in any of the subscription rights pursuant to the Warrants, including the Exercise Price and the number of Common Shares which are purchasable upon the exercise hereof, the Company shall give notice to the Holder of the particulars of such event and, if determinable and applicable, the required or anticipated adjustment and the computation of such adjustment.

          In case any adjustment for which a notice in this Section 14 has been given is not then determinable, the Company shall promptly after such adjustment is determinable give notice to the Holder of the adjustment and the computation of such adjustment.

          SECTION 15 - The Company covenants and agrees that at the expense of the Holder, it will do, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, deeds and assurances as the Holder shall reasonably require for the better accomplishing and completion of the intentions and provisions of the Warrants.

          SECTION 16 - Time shall be of the essence hereof.

          SECTION 17 - The Warrants, any amendment, addendum, exhibit, supplement or other document relating thereto, and any and all disputes arising herefrom or related thereto, shall be governed by and construed in accordance with the internal laws of the Province of British Columbia, and the federal laws of Canada applicable therein, governing disputes occurring, and contracts made and to be performed, wholly therein, and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Agreement.

          SECTION 18 - Any notice required or permitted to be given hereunder shall be in writing and may be given by delivery or by facsimile transmission of same addressed as follows:

(i)	if to the Company:

Endeavour Silver Corp.
Suite 301 – 700 West Pender Street
Vancouver, B.C. V6C 1G8

Facsimile: (604) 685-9744
Attention: President

(ii)	if to the Holder, at the address shown on the first page of this Warrant Certificate.

          Any notice aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a business day, and if not, on the next succeeding business day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received after 5:00 p.m. at the point of delivery in which case it shall be deemed to have been given and received on the next business day. Any of such parties may change its address for service from time to time by notice given in accordance with the foregoing.

           SECTION 19 - The Warrants shall enure to the benefit of the Holder and its successors and assigns and be binding upon the Company and its successors including successors by way of amalgamation.

IN WITNESS WHEREOF Endeavour Silver Corp. has caused this Warrant Certificate to be signed by a duly authorized signatory as of the _______ day of __________________, 20____.

ENDEAVOUR SILVER CORP.

By:    __________________________________________
           Authorized Signatory

Schedule “A” (to SCHEDULE “B”)
SUBSCRIPTION FORM

TO:	ENDEAVOUR SILVER CORP.

          The undersigned holder of the enclosed Warrant Certificate (the “Warrant Certificate”) hereby irrevocably subscribes for __________________ common shares (the “Common Shares”) of ENDEAVOUR SILVER CORP. (the “Company”) pursuant to the Warrant Certificate at the Exercise Price per Common Share specified in the said Warrant Certificate and, except in the case of a Cashless Exercise Election (as defined in the Warrant Certificate), encloses herewith cash or a certified cheque, money order, bank draft or wire transfer payable to the order of the Company in payment of the subscription price therefor.

          In connection with the exercise of the Warrants represented by the Warrant Certificate (the “Warrants”), the undersigned represents and warrants as follows (please check the ONE box applicable):

          [   ]  (i) The undersigned holder (i) purchased these Warrants directly from the Company pursuant to a written subscription agreement for the purchase of convertible debentures (the “Convertible Debentures”), (ii) is exercising these Warrants solely for its own account and not on behalf of any other person and (iii) was an “accredited investor”, as such term is defined in Rule 501(A) of Regulation D under the United States Securities Act of 1933, as amended (the “1933 Act”), both on the date the Convertible Debentures were purchased from the Company and on the date of exercise of these Warrants; or

          [   ]   (ii) The undersigned holder has delivered a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available for the issuance of the Common Shares underlying the exercised Warrants.

          Note: Except as otherwise set forth in the Warrant Certificate, the undersigned holder understands that the certificates representing the Common Shares issued upon the exercise of Warrants will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available.

          Note: If Box (ii) is checked, any opinion tendered must be in form and substance reasonably satisfactory to the Company. Holders planning to deliver an opinion of counsel in connection with the exercise of a Warrant should contact the Company in advance to determine whether any opinions to be tendered will be acceptable to the Company.

          If any Warrants represented by the Warrant Certificate are not being exercised, a new Warrant Certificate will be issued and delivered with the Common Share certificates.

Cashless Exercise Election: If the undersigned wishes to make a Cashless Exercise Election (as defined in the Warrant Certificate), the undersigned must check the following box.

[ ]	The undersigned hereby makes a Cashless Exercise Election in respect of the Common Shares subscribed for herein.

          The undersigned hereby directs that the Common Shares hereby subscribed for be issued and delivered as follows:

Name in Full	Address in Full	Number of Shares

______________________________	______________________________	______________________________
______________________________
______________________________

(Please state full names in which share certificates are to be issued, stating whether Mr., Mrs., Ms. or Miss is applicable. If any of the Common Shares are to be issued to a person other than the Holder, the Holder must pay to the Company all exigible transfer taxes and/or fees)

          Dated this ________ day of __________________, 20___.

Witness	Signature of Holder or Assignee

Address of Holder or Assignee

Instructions For Subscription

          The above subscription form is to be signed by the Holder or an Assignee. The signature to the subscription as signed by the Holder must correspond in every particular with the name written upon the face of this Warrant Certificate or if the subscription is signed by an Assignee, must correspond in every particular with the name of the Assignee shown on the Assignment Form, in the form annexed to the Warrant Certificate as Schedule “B”, which must accompany this subscription form.

          The above subscription form must be (i) signed and (ii), subject to a Cashless Exercise Election, accompanied by payment in Canadian funds of the subscription price specified in the Warrant by cash, certified cheque or bank draft payable to the Company at par in Vancouver and (iii) must be surrendered at the office of the Company, 301 – 700 West Pender Street, Vancouver, B.C. V6C 1G8, at or before 5:00 p.m. (Eastern time) on February •, 2014, at which time the right to subscribe will expire.

          No fractional Common Shares will be issued. The undersigned shall not be entitled to any compensation or other right in lieu of a fractional Common Share, as the case may be.

          Upon surrender and payment (if applicable) and otherwise subject to the terms of the Warrant, the Company will issue to the person named in the subscription form the number of Common Shares subscribed for (or, in the case of a Cashless Exercise Election, the number of Common Shares to be issued in respect of such subscription pursuant to the formula set out in Section 1 of the Warrant Certificate) and within 3 business days, deliver to such person at the address specified in the subscription form a certificate evidencing the Common Shares subscribed for( or in the case of a Cashless Exercise Election, evidencing the Common Shares entitled to). If the Holder subscribes for a lesser number of Common Shares than the number of Common Shares referred to in the Warrant Certificate, the Holder will be entitled to receive a further Warrant Certificate in respect of the Common Shares referred to in the Warrant Certificate but not subscribed for. All certificates representing the foregoing securities shall bear any applicable restrictive legends.

Schedule “B” (to SCHEDULE “B”)
ASSIGNMENT FORM

(Any transfer of warrants will require compliance with applicable securities legislation.
Transferors and Assignees are urged to contact legal counsel before effecting any such transfer.)

TO:	ENDEAVOUR SILVER CORP.

FOR VALUE RECEIVED, the undersigned (the “Transferor”) (i) hereby sells, transfers and assigns to _________________________________ (the “Assignee”), ________________ common share purchase warrants (the “Warrants”) of Endeavour Silver Corp. (the “Company”) registered in the name of the undersigned represented by Warrant Certificate No. _____________ and does hereby irrevocably appoint the Company as its attorney with full power of substitution to transfer the Warrants on the appropriate register of the transfers for the Warrants; and (ii) hereby confirms that the transfer is made in compliance with all applicable securities legislation and requirements of regulatory authorities.

DATED this ____ day of ____________________, 20____.

Signature Guarantee

Signature of Registered Holder

Name of Registered Holder (Please Print)

(The following to be completed by the Assignee)

Signature Guarantee

Signature of Assignee

Name of Assignee (Please Print)

Date

Instructions:

Signature of the Warrant Holder must be the signature of the person appearing on the face of this Warrant Certificate.

If the Assignment Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

The signature of the Warrant Holder on the Assignment Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by a member of a recognized medallion guarantee program.

Warrants shall only be transferable in accordance with the Terms and Conditions of the Warrant Certificate, applicable laws and the rules and policies of any applicable stock exchange. The Warrants may be pledged; provided, however, that the assignee must be a U.S. Accredited Investor and such transfer must comply with applicable United States federal and state securities laws and Canadian federal and provincial securities laws.

Schedule “C” (to SCHEDULE “B”)
CERTIFICATE OF ASSIGNEE

The undersigned (the “Assignee”) hereby confirms that the transfer of Warrants to the Assignee is made in compliance with all, provided for in the accompanying Assignment Form, applicable securities legislation and requirements of regulatory authorities.

          DATED the _________ day of ________________________, 20_____.

Signature Guaranteed	(Signature of Assignee)
(by a Canadian chartered bank, trust
company or Medallion Guaranteed by a
recognized Medallion Guarantee Program)

                    Instructions:

1.           The Warrants may be pledged; provided, however, that the Assignee must be a U.S. Accredited Investor and such transfer must comply with applicable United States federal and state securities laws and Canadian federal and provincial securities laws and the Company may seek additional documentation from the Assignee to satisfy itself of these facts.

2.           Signature of the Warrant holder must be the signature of the registered holder appearing on the face of the Warrant Certificate.

3.           If the Assignment Form is signed by an agent, executor, administrator, curator, guardian, attorney, officer of a corporation or any Person acting in a fiduciary or representative capacity, it must be accompanied by evidence of authority to sign satisfactory to the Company, acting reasonably.

4.           The signatures on the Assignment Form must be guaranteed by a Schedule 1 major chartered bank/trust company or a member of an acceptable medallion guarantee program. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature guarantees are not accepted from Treasury Branches or credit unions unless they are members of the Stamp Medallion Program. In the United States, signature guarantees must be done by members of the “Medallion Signature Guarantee Program” only.

5.           Warrants shall only be transferable in accordance with applicable laws. The transfer of warrants may result in the Common Shares received upon the exercise of the warrants not being freely tradable in the jurisdiction of the purchaser.

SCHEDULE “C” - FORM OF REDEMPTION NOTICE

To the annexed Trust Indenture dated as of February •, 2009 between Endeavour Silver Corp. and Computershare Trust Company of Canada, as trustee

ENDEAVOUR SILVER CORP.

10% SUBORDINATED UNSECURED CONVERTIBLE REDEEMABLE DEBENTURES

REDEMPTION NOTICE

To:	Holders of 10% Subordinated Unsecured Convertible Redeemable Debentures (the “Debentures”) of Endeavour Silver Corp. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture (as defined below), unless otherwise indicated.

          Notice is hereby given pursuant to Section 5.3 of the trust indenture (the “Indenture”) dated as of February •, 2009 between the Corporation and Computershare Trust Company of Canada (the “Trustee”), that the aggregate principal amount of $• of the $• of Debentures outstanding will be redeemed as of • (the “Redemption Date”), upon payment of a redemption amount of $• (the “Redemption Price) for each $1,000 principal amount of Debentures, representing the principal amount of Debentures redeemed plus all accrued and unpaid interest thereon to but excluding the Redemption Date, plus a redemption fee equal to 7% of the principal amount of the Debentures to be redeemed.

          The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

Computershare Trust Company of Canada
510 Burrard Street
Vancouver, British Columbia
V3C 3B9

          The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the total Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the total Redemption Price pursuant to the Indenture.

          A Debenture called for redemption may be converted into Units of the Corporation, subject to and in accordance with the terms (including the time limitations) contained in such Debenture, by delivering such Debenture together with a completed conversion form to Computershare Trust Company of Canada at the address above.

DATED:

ENDEAVOUR SILVER CORP.

_______________________________
(Authorized Director or Officer of Endeavour Silver Corp.)

C - 1